Exhibit 10.51

PLEDGE AND SECURITY AGREEMENT

THIS PLEDGE AND SECURITY AGREEMENT (as it may be amended or modified from time to time, this “Security Agreement”) is entered into as of August 3, 2009, by and among Heartland Payment Systems, Inc., a Delaware corporation (the “Borrower”), The Heartland Payroll Company, L.L.C., an Ohio limited liability company (“Payroll”), Debitek, Inc., a Delaware corporation (“Debitek”), Heartland Acquisition, LLC, a Delaware limited liability company (“Heartland Acquisition” and, together with Payroll and Debitek, collectively, the “Guarantors”), and JPMorgan Chase Bank, N.A., in its capacity as administrative agent (in such capacity, together with its successors and assigns, the “Administrative Agent”) for the lenders from time to time party to the Credit Agreement referred to below (collectively, the “Lenders”).

PRELIMINARY STATEMENTS

The Borrower, the Administrative Agent and the Lenders are party to that certain Amended and Restated Credit Agreement dated as of May 30, 2008 (as amended by the Amendment referred to below, and as the same may be further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).

The Guarantors have executed those certain Guaranties (as defined in the Credit Agreement), pursuant to which they have guaranteed the Secured Obligations (as hereinafter defined).

The Borrower, the Administrative Agent and the Lenders party thereto are entering into that certain Amendment No. 1 and Limited Waiver dated as of the date hereof (the “Amendment”).

The Borrower and the Guarantors (collectively, the “Grantors”) are entering into this Security Agreement in order to induce the Lenders to enter into the Amendment and to secure the Secured Obligations.

ACCORDINGLY, the Grantors and the Administrative Agent, on behalf of the Secured Parties, hereby agree as follows:

ARTICLE I

DEFINITIONS

1.1. Terms Defined in Credit Agreement. All capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement.

1.2. Terms Defined in UCC. Terms defined in the UCC (as hereinafter defined) that are not otherwise defined in this Security Agreement are used herein as defined in the UCC.

1.3. Definitions of Certain Terms Used Herein. As used in this Security Agreement, in addition to the terms defined in the introductory paragraph and the Preliminary Statements of this Security Agreement, the following terms shall have the following meanings:

“Accounts” shall have the meaning set forth in Article 9 of the UCC.

“Article” means a numbered article of this Security Agreement, unless another document is specifically referenced.

“Chattel Paper” shall have the meaning set forth in Article 9 of the UCC.

“Collateral” means all (a) Accounts; (b) Chattel Paper (including, without limitation, electronic chattel paper and tangible chattel paper); (c) Commercial Tort Claims; (d) Copyrights, Patents, Trademarks and Licenses; (e) Deposit Accounts; (f) Documents; (g) Equipment; (h) Fixtures; (i) General Intangibles; (j) Goods; (k) Instruments; (l) Inventory; (m) Investment Property; (n) Money; (o) letters of credit, Letter-of-Credit Rights and Supporting Obligations; (p) Commodities Accounts, (q) Securities Accounts and (r) all accessions to, substitutions for and replacements, Proceeds, Stock Rights, insurance proceeds and products of the foregoing, together with all books and Records, customer lists, credit files, computer files, programs, printouts and other computer materials and Records related thereto and any General Intangibles at any time evidencing or relating to any of the foregoing.

“Collateral Access Agreement” means any landlord waiver or other agreement, in form and substance reasonably satisfactory to the Administrative Agent, between the Administrative Agent and any third party (including any bailee, consignee, customs broker, or other similar Person) in possession of any Collateral or any landlord of any Grantor for any real property where any Collateral is located, as such landlord waiver or other agreement may be amended, restated, or otherwise modified from time to time.

“Commercial Tort Claims” shall have the meaning set forth in Article 9 of the UCC and shall include those claims listed on Schedule 1 attached hereto.

“Commodity Account” shall have the meaning set forth in Article 9 of the UCC.

“Control” shall have the meaning set forth in Article 8 or, if applicable, in Section 9-104, 9-105, 9-106 or 9-107 of Article 9 of the UCC.

“Copyrights” means, with respect to any Person, all of such Person’s right, title, and interest in and to the following: (a) all copyrights, rights and interests in copyrights, works protectable by copyright, copyright registrations, and copyright applications; (b) all renewals of any of the foregoing; (c) all income, royalties, damages, and payments now or hereafter due and/or payable under any of the foregoing, including, without limitation, damages or payments for past or future infringements for any of the foregoing; (d) the right to sue for past, present, and future infringements of any of the foregoing; and (e) all rights corresponding to any of the foregoing throughout the world.

“Deposit Account Control Agreement” means an agreement, in form and substance reasonably satisfactory to the Administrative Agent, among a Grantor, a banking or financial institution with which a Deposit Account is maintained, and the Administrative Agent, which agreement grants the Administrative Agent Control of such Deposit Account and all deposits and balances held in such Deposit Account.

“Deposit Accounts” shall have the meaning set forth in Article 9 of the UCC.

“Documents” shall have the meaning set forth in Article 9 of the UCC.

“Equipment” shall have the meaning set forth in Article 9 of the UCC.

“Exhibit” refers to a specific exhibit to this Security Agreement, unless another document is specifically referenced.

“Fixtures” shall have the meaning set forth in Article 9 of the UCC.

“General Intangibles” shall have the meaning set forth in Article 9 of the UCC.

“Goods” shall have the meaning set forth in Article 9 of the UCC.

“Instruments” shall have the meaning set forth in Article 9 of the UCC.

“Inventory” shall have the meaning set forth in Article 9 of the UCC.

“Investment Property” shall have the meaning set forth in Article 9 of the UCC.

“Letter-of-Credit Rights” shall have the meaning set forth in Article 9 of the UCC.

“Licenses” means, with respect to any Person, all of such Person’s right, title, and interest in and to (a) any and all licensing agreements or similar arrangements in and to its Patents, Copyrights, or Trademarks, (b) all income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including, without limitation, damages and payments for past and future breaches thereof, and (c) all rights to sue for past, present, and future breaches thereof.

“Money” shall have the meaning set forth in Article 1 of the UCC.

“Patents” means, with respect to any Person, all of such Person’s right, title, and interest in and to: (a) any and all patents and patent applications; (b) all inventions and improvements described and claimed therein; (c) all reissues, divisions, continuations, renewals, extensions, and continuations-in-part thereof; (d) all income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including, without limitation, damages and payments for past and future infringements thereof; (e) all rights to sue for past, present, and future infringements thereof; and (f) all rights corresponding to any of the foregoing throughout the world.

“Pledged Collateral” means all Instruments, Securities and other Investment Property of each of the Grantors, whether or not physically delivered to the Administrative Agent pursuant to this Security Agreement.

“Proceeds” shall have the meaning set forth in Article 9 of the UCC.

“Receivables” means the Accounts, Chattel Paper, Documents, Investment Property, Instruments and any other rights or claims to receive money that are General Intangibles or which are otherwise included as Collateral.

“Records” shall have the meaning set forth in Article 9 of the UCC.

“Section” means a numbered section of this Security Agreement, unless another document is specifically referenced.

“Secured Obligations” means, with respect to the Borrower, all “Obligations” as defined in the Credit Agreement and, with respect to each Guarantor, all “Guaranteed Obligations” as defined in the Guaranty executed by such Guarantor.

“Secured Parties” means the holders from time to time of the Secured Obligations.

“Securities Account” shall have the meaning set forth in Article 8 of the UCC.

“Security” has the meaning set forth in Article 8 of the UCC.

“Stock Rights” means all dividends, instruments or other distributions and any other right or property that any Grantor shall receive or shall become entitled to receive for any reason whatsoever with respect to, in substitution for or in exchange for any Equity Interest constituting Collateral, any right to receive an Equity Interest and any right to receive earnings, in which such Grantor now has or hereafter acquires any right, issued by an issuer of such Equity Interest.

“Supporting Obligations” shall have the meaning set forth in Article 9 of the UCC.

“Trademarks” means, with respect to any Person, all of such Person’s right, title, and interest in and to the following: (a) all trademarks (including service marks), trade names, trade dress, and trade styles and the registrations and applications for registration thereof and the goodwill of the business symbolized by the foregoing; (b) all licenses of the foregoing, whether as licensee or licensor; (c) all renewals of the foregoing; (d) all income, royalties, damages, and payments now or hereafter due or payable with respect thereto, including, without limitation, damages, claims, and payments for past and future infringements thereof; (e) all rights to sue for past, present, and future infringements of the foregoing, including the right to settle suits involving claims and demands for royalties owing; and (f) all rights corresponding to any of the foregoing throughout the world.

“UCC” means the Uniform Commercial Code, as in effect from time to time, of the State of New York or of any other state the laws of which are required as a result thereof to be applied in connection with the attachment, perfection or priority of, or remedies with respect to, the Administrative Agent’s Lien on any Collateral.

The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

ARTICLE II

GRANT OF SECURITY INTEREST

2.1. Assignment and Grant of Security Interest. As security for the payment and performance, as the case may be, in full of the Secured Obligations, each Grantor hereby assigns to, and pledges and grants to the Administrative Agent, for its benefit and the ratable benefit of the Secured Parties, a security interest in the entire right, title, and interest of such Grantor in and to all Collateral of such Grantor, whether now or hereafter existing, owned, arising or acquired. Notwithstanding anything to the contrary contained herein, the security interests granted under this Security Agreement shall not extend to any lease, license or other contract of a Grantor if the grant of a security interest in such lease, license or contract in the manner contemplated by this Security Agreement is prohibited by the terms of such lease, license or contract or by applicable law and would result in the termination of such lease, license or contract or give the other parties thereto the right to terminate, accelerate or otherwise adversely alter such Grantor’s rights, titles and interests thereunder (including upon the giving of notice or the lapse of time or both); provided that any such limitation described above on the security interests granted hereunder shall only apply to the extent that any such prohibition could not be rendered ineffective pursuant to the UCC or any other applicable law. Notwithstanding anything to the contrary contained herein, the amount of Equity Interests in any First Tier Foreign Subsidiary pledged by such Grantor hereunder shall be (i) no more than 66% of the issued and outstanding Equity Interests entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) in such First Tier Foreign Subsidiary and (ii) 100% of the issued and outstanding Equity Interests not entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) in such First Tier Foreign Subsidiary.

2.2. Grantor Remains Liable. Anything herein to the contrary notwithstanding, (a) each Grantor shall remain liable with respect to and under all Collateral, (b) the exercise by the Administrative Agent or any other Secured Party of any of the rights hereunder shall not release any Grantor from any of its duties or obligations with respect to or under any Collateral, and (c) neither the Administrative Agent nor any other Secured Party shall have any obligation or liability with respect to or under any Collateral by reason of this Agreement, nor shall the Administrative Agent or any other Secured Party be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder. Without limiting the generality of the foregoing, nothing contained in this Security Agreement shall be construed as rendering the Administrative Agent or any other Secured Party liable, directly or indirectly, for any obligations of any Grantor under any agreement, instrument, permit, lease, license or other document subject to the Lien hereof, or any judgment, decree or order of any governmental authority. Until an Event of Default shall occur and be continuing, except as otherwise provided in this Security Agreement, the Credit Agreement or other Loan Documents, Grantors shall have the right to possession and enjoyment of the Collateral for the purpose of conducting the ordinary course of their respective businesses, subject to and upon the terms hereof and of the Credit Agreement and the other Loan Documents.

2.3. Delivery of Security and Instrument Collateral. All certificates or Instruments constituting or evidencing the Collateral shall be delivered to and held by or on behalf of the Administrative Agent pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by undated and duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Administrative Agent. Except as set forth in Section 4.6, it is the intention of the parties hereto that record and beneficial ownership of such certificates, Instruments or any Pledged Collateral, including all voting, consensual, and dividend rights, shall remain in the applicable Grantor until the occurrence and during the continuation of an Event of Default and until the Administrative Agent shall notify the applicable Grantor of the Administrative Agent’s exercise of voting, consensual, or dividend rights with respect to such certificates, Instruments or Pledged Collateral or of its intent to transfer to or to register in the name of the Administrative Agent or any of its nominees any or all of such Collateral; provided that no such notice shall be required if an Event of Default has occurred under Sections 7.01(h) or 7.01(i) of the Credit Agreement. In addition, the Administrative Agent has the right at any time to exchange certificates or instruments representing or evidencing Collateral for certificates or instruments of smaller or larger denominations.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Each Grantor represents and warrants to the Administrative Agent and the other Secured Parties with respect to itself and the Collateral owned by it that:

3.1. Title, Perfection and Priority. Each Grantor has good and valid rights in or the power to transfer the Collateral and title to the Collateral with respect to which it has purported to grant a security interest hereunder, free and clear of all Liens except for Liens permitted under Section 4.1(e), and has full power and authority to grant to the Administrative Agent the security interest in such Collateral pursuant hereto. When a financing statement listing such Grantor as debtor, the Administrative Agent as secured party and describing the Collateral (or describing the Collateral as “all assets of Grantor” or words of similar effect) has been filed with the Secretary of State (or other similar Governmental Authority) of the state of organization of such Grantor listed in Section 1 of the Perfection Certificate, the Administrative Agent will have a fully perfected first priority security interest in the Collateral of each Grantor in which a security interest may be perfected by filing a financing statement, subject only to Liens permitted under Section 4.1(e).

3.2. Type and Jurisdiction of Organization, Organizational and Identification Numbers. The type of entity of each Grantor, its state of organization, the organizational number issued to it by its state of organization and its federal employer identification number are set forth in Section 1 of the Perfection Certificate.

3.3. Principal Location. Each Grantor’s mailing address and the location of its place of business (if it has only one) or its chief executive office (if it has more than one place of business), are disclosed in Section 2(a) of the Perfection Certificate.

3.4. Deposit Accounts and Securities Accounts. Each Grantor’s Deposit Accounts and Securities Accounts are listed in Section 2(f) of the Perfection Certificate (other than payroll processing accounts for third parties, remote deposit capture processing accounts and card processing accounts).

3.5. Exact Names. The name in which each Grantor has executed this Security Agreement is the exact name as it appears in such Grantor’s organizational documents, as amended, as filed with such Grantor’s jurisdiction of organization.

3.6. Intellectual Property. No Grantor has any interest in, or title to, any Patent, Trademark or Copyright except as set forth in Exhibit A, other than Patents, Trademarks or Copyrights that are not material to the conduct of such Grantor’s business or operations. This Security Agreement is effective to create a valid and continuing Lien and, upon filing of appropriate financing statements in the offices referenced in Section 3.1 and this Security Agreement with the United States Copyright Office and the United States Patent and Trademark Office, fully perfected first priority security interests in favor of the Administrative Agent (for the benefit of the Administrative Agent and the other Secured Parties) on each Grantor’s Patents, Trademarks and Copyrights; such perfected security interests are enforceable as such as against any and all creditors of and purchasers from each Grantor; and all action necessary or desirable to protect and perfect the Administrative Agent’s Lien on each Grantor’s Patents, Trademarks or Copyrights shall have been duly taken.

3.7. Filing Requirements. None of the Equipment is covered by any certificate of title, except for vehicles with an aggregate value not in excess of $1,000,000. None of the Collateral is of a type for which security interests or liens may be perfected by filing under any federal statute except for (a) vehicles and (b) Patents, Trademarks and Copyrights held by the Grantors as set forth in Section 3.6.

3.8. No Financing Statements, Security Agreements. No financing statement or security agreement describing all or any portion of the Collateral which has not lapsed or been terminated naming any Grantor as debtor has been filed or is of record in any jurisdiction except (a) for financing statements or security agreements naming the Administrative Agent as the secured party on behalf of the Secured Parties and (b) as permitted by Section 4.1(e).

3.9. Pledged Collateral.

(a) Schedules 9 and 10 to the Perfection Certificate set forth a complete and accurate list of all of the Pledged Collateral (other than Instruments with an outstanding amount of less than $250,000). Each Grantor is the direct, sole beneficial owner and sole holder of record of the Pledged Collateral listed on Schedules 9 and 10 to the Perfection Certificate as being owned by it, free and clear of any Liens, except for the security interest granted to the Administrative Agent for the benefit of itself and the other Secured Parties hereunder. Each Grantor further represents and warrants that (i) all Pledged Collateral constituting an Equity Interest has been (to the extent such concepts are relevant with respect to such Pledged Collateral) duly authorized and validly issued, and is fully paid and non-assessable, (ii) with respect to any certificates delivered to the Administrative Agent representing an Equity Interest, either such certificates are Securities as defined in Article 8 of the UCC as a result of actions by the issuer or otherwise, or, if such certificates are not Securities, the Grantor has so informed the Administrative Agent so that the Administrative Agent may take steps to perfect its security interest therein as a General Intangible, (iii) if requested by the Administrative Agent, all Pledged Collateral held by a securities intermediary is covered by a control agreement among the Grantor, the securities intermediary and the Administrative Agent pursuant to which the

Administrative Agent has Control and (iv) with respect to all Pledged Collateral which represents Indebtedness owed to any Grantor, (a) such Pledged Collateral has been duly authorized, authenticated or issued and delivered by the issuer of such Indebtedness and is the legal, valid and binding obligation of such issuer; and (b) such issuer is not in default thereunder.

(b) In addition, (i) none of the Pledged Collateral has been issued or transferred in violation of the securities registration, securities disclosure or similar laws of any jurisdiction to which such issuance or transfer may be subject, (ii) there are existing no options, warrants, calls or commitments of any character whatsoever relating to the Pledged Collateral or which obligate the issuer of any Equity Interest included in the Pledged Collateral to issue additional Equity Interests, and (iii) no consent, approval, authorization, or other action by, and no giving of notice to or, filing with, any governmental authority or any other Person is required for the pledge by any Grantor of the Pledged Collateral pursuant to this Security Agreement or for the execution, delivery and performance of this Security Agreement by any Grantor, or for the exercise by the Administrative Agent of the voting or other rights provided for in this Security Agreement or for the remedies in respect of the Pledged Collateral pursuant to this Security Agreement, except as may be required in connection with such disposition by laws affecting the offering and sale of securities generally.

ARTICLE IV

COVENANTS

From the date of this Security Agreement, and thereafter until this Security Agreement is terminated, each Grantor agrees that:

4.1. General.

(a) Collateral Records. Each Grantor will maintain complete and accurate books and Records with respect to the Collateral, and furnish to the Administrative Agent, with sufficient copies for each of the Secured Parties, such reports relating to the Collateral as the Administrative Agent shall from time to time reasonably request.

(b) Authorization to File Financing Statements; Ratification. Each Grantor hereby authorizes the Administrative Agent to file, and if requested will deliver to the Administrative Agent, all financing statements and other documents and take such other actions as may from time to time be reasonably requested by the Administrative Agent in order to maintain a first priority perfected security interest in and, if applicable, Control of, the Collateral. Any financing statement relating to any Grantor filed by the Administrative Agent may be filed in any filing office in any UCC jurisdiction and may (i) indicate the Collateral (1) as all assets of such Grantor or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC or such jurisdiction, or (2) by any other description which reasonably approximates the description contained in this Security Agreement, and (ii) contain any other information required by part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement or amendment, including (A) whether such Grantor is an organization, the type of organization and any organization identification number issued to such Grantor, and (B) in the case of a financing statement filed as a fixture filing or indicating Collateral as as-extracted collateral or timber to be cut, a sufficient description of real property to which the Collateral relates. Each Grantor also agrees to furnish any such information to the Administrative Agent promptly upon request.

(c) Further Assurances. Each Grantor will, if so requested by the Administrative Agent, furnish to the Administrative Agent, as often as the Administrative Agent reasonably requests, statements and schedules further identifying and describing the Collateral and such other reports and information in connection with the Collateral as the Administrative Agent may reasonably request, all in such detail as the Administrative Agent may reasonably specify. Each Grantor also agrees to take any and all actions necessary to defend title to the Collateral against all persons and to defend the security interest of the Administrative Agent in the Collateral and the priority thereof against any Lien not expressly permitted hereunder.

(d) Disposition of Collateral. Each Grantor will not sell, lease or otherwise dispose of the Collateral except for dispositions specifically permitted pursuant to Section 6.11 of the Credit Agreement.

(e) Liens. Each Grantor will not create, incur, or suffer to exist any Lien on the Collateral owned by such Grantor except (i) the security interests created by this Security Agreement and (ii) Liens permitted by Section 6.02 of the Credit Agreement.

(f) Other Financing Statements. Each Grantor will not authorize the filing of any financing statement naming it as debtor covering all or any portion of the Collateral, except as permitted by Section 4.1(e). Each Grantor acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement without the prior written consent of the Administrative Agent, subject to such Grantor’s rights under Section 9-509(d)(2) of the UCC.

(g) Locations. Each Grantor will not, without thirty (30) days prior written notice, change its principal place of business or chief executive office from the location identified in Section 2(a) of the Perfection Certificate.

4.2. Receivables.

(a) Certain Agreements on Receivables. Each Grantor will not, without the consent of the Administrative Agent, not to be unreasonably withheld, make or agree to make any discount, credit, rebate or other reduction in the original amount owing on a Receivable or accept in satisfaction of a Receivable less than the original amount thereof, except that, prior to the occurrence of an Event of Default, the Grantor may reduce the amount of Accounts arising from the sale of Inventory in accordance with its present policies and in the ordinary course of business.

(b) Collection of Receivables. Except as otherwise provided in this Security Agreement, each Grantor will collect and enforce, at such Grantor’s sole expense, all amounts due or hereafter due to such Grantor under the Receivables.

(c) Delivery of Invoices. Each Grantor will deliver to the Administrative Agent promptly upon its reasonable request after the occurrence and during the continuation of an Event of Default duplicate invoices with respect to each Account of such Grantor bearing such language of assignment as the Administrative Agent shall specify.

(d) Electronic Chattel Paper. Upon the Administrative Agent’s reasonable request, each Grantor shall take all steps necessary to grant the Administrative Agent Control of all electronic chattel paper having a value in excess of $250,000 in accordance with the UCC and all “transferable records” as defined in each of the Uniform Electronic Transactions Act and the Electronic Signatures in Global and National Commerce Act.

4.3. Inventory and Equipment.

(a) Maintenance of Goods. Each Grantor will do all things necessary to maintain, preserve, protect and keep the Inventory and the Equipment of such Grantor in good repair and working and saleable condition, except for damaged or defective goods arising in the ordinary course of such Grantor’s business and except for ordinary wear and tear in respect of such Equipment.

(b) Titled Vehicles. Upon the Administrative Agent’s request, each Grantor will deliver to the Administrative Agent the original of any vehicle title certificate and provide and/or file all other documents or instruments necessary to have the Lien of the Administrative Agent granted pursuant to this Security Agreement noted on any such certificate or with the appropriate state office; provided that, so long as no Event of Default has occurred, no such request shall be made with respect to vehicles having a value less than $1,000,000.

4.4. Delivery of Instruments, Securities, Chattel Paper and Documents. Except as otherwise specified in Section 5.11 of the Credit Agreement, each Grantor will (a) deliver to the Administrative Agent immediately upon execution of this Security Agreement the originals of all Chattel Paper, Securities and Instruments constituting Collateral (if any then exist), provided that, so long as no Event of Default has occurred, no such delivery shall be required with respect to Chattel Paper and Instruments having a value less than $250,000, (b) hold in trust for the Administrative Agent upon receipt and immediately thereafter deliver to the Administrative Agent any Chattel Paper, Securities and Instruments constituting Collateral, provided that, so long as no Event of Default has occurred, no such delivery shall be required with respect to Chattel Paper and Instruments having a value less than $250,000, (c) upon the Administrative Agent’s request, deliver to the Administrative Agent (and thereafter hold in trust for the Administrative Agent upon receipt and immediately deliver to the Administrative Agent) any Document evidencing or constituting Collateral provided that, so long as no Event of Default has occurred, no such delivery shall be required with respect to Documents having a value less than $250,000 and (d) upon the Administrative Agent’s request, deliver to the Administrative Agent a duly executed amendment to this Security Agreement, in the form of Exhibit B hereto (each, an “Amendment”), pursuant to which such Grantor will pledge such additional Collateral. Each Grantor hereby authorizes the Administrative Agent to attach each Amendment to this Security Agreement and agrees that all additional Collateral set forth in such Amendments shall be considered to be part of the Collateral.

4.5. Uncertificated Pledged Collateral. Each Grantor will permit the Administrative Agent from time to time to cause the appropriate issuers (and, if held with a securities intermediary, such securities intermediary) of uncertificated securities or other types of Pledged Collateral not represented by certificates to mark their books and Records with the numbers and face amounts of all such uncertificated securities or other types of Pledged Collateral not represented by certificates and all rollovers and replacements therefor to reflect the Lien of the Administrative Agent granted pursuant to this Security Agreement. Each Grantor will take any reasonable actions deemed necessary by the Administrative Agent to cause (a) the issuers of uncertificated securities which are Pledged Collateral and (b) any securities intermediary which is the holder of any Pledged Collateral, to cause the Administrative Agent to have and retain Control over such Pledged Collateral. Without limiting the foregoing, at the Administrative Agent’s reasonable request, each Grantor, will, with respect to Pledged Collateral held with a securities intermediary, cause such securities intermediary to enter into a control agreement with the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent, giving the Administrative Agent Control.

4.6. Pledged Collateral.

(a) Certificated Pledged Collateral. If any Grantor shall at any time hold or acquire any certificated Pledged Collateral, such Grantor shall forthwith deliver the same to the Administrative Agent, accompanied by such instruments of endorsement, transfer or assignment duly executed in blank as Administrative Agent may from time to time specify; provided that, so long as no Event of Default has occurred no such delivery shall be required with respect to Instruments having a value less than $250,000.

(b) Changes in Capital Structure of Issuers. Each Grantor will not (i) permit or suffer any issuer of an Equity Interest constituting Pledged Collateral held by such Grantor to dissolve, merge, consolidate with any other entity, or liquidate (except as permitted by Section 6.03 of the Credit Agreement), retire any of its Equity Interests or other Instruments or Securities evidencing ownership, reduce its capital, sell or encumber all or substantially all of its assets (except for Liens permitted pursuant to Section 4.1(e) and sales of assets permitted pursuant to Section 4.1(d)) or (ii) vote any Pledged Collateral in favor of any of the foregoing.

(c) Issuance of Additional Securities. Each Grantor will not permit or suffer the issuer of an Equity Interest constituting Pledged Collateral held by such Granter to issue additional Equity Interests, any right to receive the same or any right to receive earnings, except as permitted by Section 6.06 of the Credit Agreement.

(d) Registration of Pledged Collateral. Each Grantor will permit any registerable Pledged Collateral to be registered in the name of the Administrative Agent or its nominee upon the occurrence and during the continuation of an Event of Default.

(e) Exercise of Rights in Pledged Collateral.

(i) Without in any way limiting the foregoing and subject to clause (ii) below, each Grantor shall have the right to exercise all voting rights or other rights relating to the Pledged Collateral for all purposes not inconsistent with this Security Agreement or any of the other Loan Documents; provided that no vote or other right shall be exercised or action taken which would have the effect of impairing the rights of the Administrative Agent in respect of the Pledged Collateral.

(ii) Each Grantor will permit the Administrative Agent or its nominee at any time after the occurrence of an Event of Default, without notice, to exercise all voting rights or other rights relating to Pledged Collateral, including, without limitation, exchange, subscription or any other rights, privileges, or options pertaining to any Equity Interest or Investment Property constituting Pledged Collateral as if it were the absolute owner thereof.

(iii) Prior to an Event of Default, each Grantor shall be entitled to collect and receive for its own use all cash dividends and interest paid in respect of the Pledged Collateral to the extent not in violation of the Credit Agreement other than any of the following distributions and payments (collectively referred to as the “Excluded Payments”): (A) dividends and interest paid or payable other than in cash in respect of any Pledged Collateral, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Pledged Collateral; (B) dividends and other distributions paid or payable in cash in respect of any Pledged Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in capital of an issuer; and (C) cash paid, payable or otherwise distributed, in respect of principal of, or in redemption of, or in exchange for, any Pledged Collateral; provided that, until actually paid, all rights to such distributions shall remain subject to the Lien created by this Security Agreement; and

(iv) All Excluded Payments whenever paid or made and, during the continuation of any Event of Default, and all other distributions in respect of any of the Pledged Collateral, whenever paid or made, shall be delivered to the Administrative Agent to hold as Pledged Collateral and shall, if received by any Grantor, be received in trust for the benefit of the Administrative Agent, be segregated from the other property or funds of such Grantor, and be forthwith delivered to the Administrative Agent as Pledged Collateral in the same form as so received (with any necessary endorsement).

4.7. Intellectual Property.

(a) Each Grantor will, upon the Administrative Agent’s request, use commercially reasonable efforts to secure all consents and approvals necessary or appropriate for the assignment to or benefit of the Administrative Agent of any material License held by such Grantor and to enforce the security interests granted hereunder.

(b) Each Grantor shall notify the Administrative Agent promptly if it knows or has reason to know that any application or registration relating to any Patent, Trademark or Copyright (now or hereafter existing) may become abandoned or dedicated, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court) regarding such Grantor’s ownership of any Patent, Trademark or Copyright, its right to register the same, or to keep and maintain the same, unless such Grantor shall determine in its reasonable business judgment that such Patent, Trademark or Copyright is not material to the conduct of such Grantor’s business.

(c) In no event shall any Grantor, either directly or through any agent, employee, licensee or designee, file an application for the registration of any Patent, Trademark or Copyright with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency without giving the Administrative Agent prior written notice thereof, and, upon the request of the Administrative Agent, such Grantor shall execute and deliver any and all security agreements as the Administrative Agent may reasonably request to evidence the Administrative Agent’s first priority security interest on such Patent, Trademark or Copyright, and the General Intangibles of such Grantor relating thereto or represented thereby.

(d) Each Grantor shall take all actions necessary or reasonably requested by the Administrative Agent to maintain and pursue each application, to obtain the relevant registration and to maintain the registration of each of the Patents, Trademarks and Copyrights (now or hereafter existing), including the filing of applications for renewal, affidavits of use, affidavits of noncontestability and opposition and interference and cancellation proceedings, unless such Grantor shall determine in its reasonable business judgment that such Patent, Trademark or Copyright is not material to the conduct of such Grantor’s business.

(e) Each Grantor shall, unless it shall reasonably determine that such Patent, Trademark or Copyright is not material to the conduct of its business or operations, promptly sue for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, and shall take such other actions as the Administrative Agent shall deem appropriate under the circumstances to protect such Patent, Trademark or Copyright. In the event that any Grantor institutes suit because any of the Patents, Trademarks or Copyrights constituting Collateral is infringed upon, or misappropriated or diluted by a third party, such Grantor shall comply with Section 4.8.

4.8. Commercial Tort Claims. Each Grantor shall promptly, and in any event within ten Business Days (or such longer period of time consented to by the Administrative Agent in its sole discretion) after the same is acquired by it, notify the Administrative Agent of any Commercial Tort Claim acquired by it, other than those claims listed on Schedule 1 attached hereto, in which the damages claimed by such Grantor exceed $250,000 and, unless the Administrative Agent otherwise consents, the Grantor shall enter into an amendment to this Security Agreement, in the form of Exhibit B hereto, granting to the Administrative Agent a first priority security interest in such commercial tort claim.

4.9. Letter-of-Credit Rights. If any Grantor is or becomes the beneficiary of a letter of credit with a face amount in excess of $500,000, such Grantor shall promptly, and in any event within ten Business Days (or such longer period of time consented to by the Administrative Agent in its sole discretion) after becoming a beneficiary, notify the Administrative Agent thereof and upon request of the Administrative Agent cause the issuer and/or confirmation bank to consent to the assignment of any Letter-of-Credit Rights to the Administrative Agent.

4.10. Federal, State or Municipal Claims. Each Grantor will promptly notify the Administrative Agent of any Collateral which constitutes a claim against the United States government or any state or local government or any instrumentality or agency thereof if the amount of such claim exceeds $250,000, the assignment of which claim is restricted by federal, state or municipal law.

4.11. No Interference. Each Grantor agrees that it will not interfere with any right, power or remedy of the Administrative Agent provided for in this Security Agreement or now or hereafter existing at law or in equity or by statute or otherwise, or the exercise or beginning of the exercise by the Administrative Agent of any one or more of such rights, powers or remedies.

4.12. Insurance. (a) In the event any Collateral is located in any area that has been designated by the Federal Emergency Management Agency as a “Special Flood Hazard Area”, the Grantor that owns such Collateral shall, promptly upon its obtaining knowledge of such designation, purchase and maintain flood insurance on such Collateral (including any personal property which is located on any real property leased by such Loan Party within a “Special Flood Hazard Area”). The amount of all insurance required by this Section shall at a minimum comply with applicable law, including the Flood Disaster Protection Act of 1973, as amended. All premiums on such insurance shall be paid when due by such Grantor, and copies of the policies delivered to the Administrative Agent. If such Grantor fails to obtain any insurance as required by this Section, the Administrative Agent may obtain such insurance at the Borrower’s expense. By purchasing such insurance, the Administrative Agent shall not be deemed to have waived any Default arising from such Grantor’s failure to maintain such insurance or pay any premiums therefor.

(b) All insurance policies required under Section 5.05 of the Credit Agreement shall name the Administrative Agent (for the benefit of the Administrative Agent and the other Secured Parties) as an additional insured or as loss payee, as applicable, and shall contain loss payable clauses or mortgagee clauses, through endorsements in form and substance satisfactory to the Administrative Agent, which provide that: (i) all Proceeds thereunder with respect to any Collateral shall be payable to the Administrative Agent (for the benefit of the Administrative Agent and the other Secured Parties); (ii) if available on commercially reasonable terms, no such insurance shall be affected by any act or neglect of the insured or owner of the property described in such policy; and (iii) such policy and loss payable or mortgagee clauses may be canceled, amended, or terminated only upon at least thirty days prior written notice given to the Administrative Agent.

4.13. Collateral Access Agreements. With respect to each location (other than a location that is owned by a Grantor) where any Collateral with an aggregate fair market value in excess of $250,000 is maintained, upon the Administrative Agent’s request, each Grantor shall use commercially reasonable efforts to obtain a Collateral Access Agreement, from the lessor of each leased property, mortgagee of owned property or bailee or consignee with respect to any warehouse, processor or converter facility or other location where Collateral is stored or located, which agreement or letter shall provide access rights, contain a waiver or subordination of all Liens or claims that the landlord, mortgagee, bailee or consignee may assert against the Collateral at that location, and shall otherwise be reasonably satisfactory in form and substance to the Administrative Agent. Each Grantor shall timely and fully pay and perform its obligations under all leases and other agreements with respect to each leased location or third party warehouse where any Collateral is or may be located.

4.14. Deposit Accounts, Commodity Accounts and Securities Accounts. (a) Each Grantor will provide to the Administrative Agent a Deposit Account Control Agreement duly executed on behalf of each financial institution holding a Deposit Account of such Grantor, provided that no such Deposit Account Control Agreement shall be required for any such Deposit Account that is a payroll processing account for third parties, remote deposit capture processing account or card processing account.

(b) Each Grantor will upon the Administrative Agent’s request, take all actions necessary to establish in the Administrative Agent Control over each Securities Account or Commodity Account established or maintained by such Grantor.

4.15. Change of Name or Location; Change of Fiscal Year. Each Grantor shall not (a) change its name as it appears in official filings in the state of its incorporation or organization, (b) change its chief executive office, principal place of business or mailing address, (c) change the type of entity that it is, (d) change its organization identification number, if any, issued by its state of incorporation or other organization, or (e) change its jurisdiction of incorporation or organization, in each case, unless the Administrative Agent shall have received at least thirty days’ (or such shorter period of time permitted by the Administrative Agent in its sole discretion) prior written notice of such change and the Administrative Agent shall have acknowledged in writing (such acknowledgment not to be unreasonably withheld) that either (1) such change will not adversely affect the validity, perfection or priority of the Administrative Agent’s security interest in the Collateral, or (2) any reasonable action requested by the Administrative Agent in connection therewith has been completed or taken (including any action to continue the perfection of any Liens in favor of the Administrative Agent, on behalf of Secured Parties, in any Collateral).

ARTICLE V

EVENTS OF DEFAULT AND REMEDIES

5.1. Events of Default. The occurrence of any Event of Default under the Credit Agreement shall constitute an Event of Default hereunder.

5.2. Remedies.

(a) Upon the occurrence and during the continuation of an Event of Default, the Administrative Agent may exercise any or all of the following rights and remedies:

(i) those rights and remedies provided in this Security Agreement or any of the other Loan Documents; provided that, this Section 5.2(a) shall not be understood to limit any rights or remedies available to the Administrative Agent or the Secured Parties prior to an Event of Default;

(ii) those rights and remedies available to a secured party under the UCC (whether or not the UCC applies to the affected Collateral) or under any other applicable law (including, without limitation, any law governing the exercise of a bank’s right of setoff or bankers’ lien) when a debtor is in default under a security agreement;

(iii) give notice of sole control or any other instruction under any Deposit Account Control Agreement or and other control agreement with any commodity intermediary or securities intermediary and take any action therein with respect to such Collateral;

(iv) without notice (except as specifically provided in Section 7.1, pursuant to any Collateral Access Agreement or elsewhere herein), demand or advertisement of any kind to any Grantor or any other Person, enter the premises of any Grantor where any Collateral is located (through self-help and without judicial process) to collect, receive, assemble, process, appropriate, sell, lease, assign, grant an option or options to purchase or otherwise dispose of, deliver, or realize upon, the Collateral or any part thereof in one or more parcels at public or private sale or sales (which sales may be adjourned or continued from time to time with or without notice and may take place at such Grantor’s premises or elsewhere), for cash, on credit or for future delivery without assumption of any credit risk, and upon such other terms as the Administrative Agent may deem commercially reasonable; and

(v) concurrently with written notice to any Grantor that owns such Collateral, transfer and register in its name or in the name of its nominee the whole or any part of the Pledged Collateral, exchange certificates or instruments representing or evidencing Pledged Collateral for certificates or instruments of smaller or larger denominations, exercise the voting and all other rights as a holder with respect thereto, collect and receive all cash dividends, interest, principal and other distributions made thereon and otherwise act with respect to the Pledged Collateral as though the Administrative Agent was the outright owner thereof.

(b) The Administrative Agent, on behalf of itself and the other Secured Parties, may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

(c) The Administrative Agent (or its nominee) shall have the right upon any such public sale or sales and, to the extent permitted by law, upon any such private sale or sales, to purchase for the benefit of the Administrative Agent and the other Secured Parties, the whole or any part of the Collateral so sold, free of any right of equity redemption, which equity redemption each Grantor hereby expressly releases.

(d) Until the Administrative Agent is able to effect a sale, lease, or other disposition of Collateral, the Administrative Agent shall have the right to hold or use Collateral, or any part thereof, to the extent that it deems appropriate for the purpose of preserving Collateral or its value or for any other purpose deemed appropriate by the Administrative Agent. The Administrative Agent may, if it so elects, seek the appointment of a receiver or keeper to take possession of Collateral and to enforce any of the Administrative Agent’s remedies (for the benefit of the Administrative Agent and Secured Parties), with respect to such appointment without prior notice or hearing as to such appointment.

(e) Notwithstanding the foregoing, neither the Administrative Agent nor the other Secured Parties shall be required to (i) make any demand upon, or pursue or exhaust any of their rights or remedies against, any Loan Party, any other obligor, guarantor, pledgor or any other Person with respect to the payment of the Secured Obligations or to pursue or exhaust any of their rights or remedies with respect to any Collateral therefor or any direct or indirect guarantee thereof, (ii) marshal the Collateral or any guarantee of the Secured Obligations or to resort to the Collateral or any such guarantee in any particular order, or (iii) effect a public sale of any Collateral.

(f) Each Grantor recognizes that the Administrative Agent may be unable to effect a public sale of any or all the Pledged Collateral and may be compelled to resort to one or more private sales thereof in accordance with clause (a) above. Each Grantor also acknowledges that any private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall not be deemed to have been made in a commercially unreasonable manner solely by virtue of such sale being private. The Administrative Agent shall be under no obligation to delay a sale of any of the Pledged Collateral for the period of time necessary to permit any Grantor or the issuer of the Pledged Collateral to register such securities for public sale under the Securities Act of 1933, as amended, or under applicable state securities laws, even if such Grantor and the issuer would agree to do so.

5.3. Grantor’s Obligations Upon Event of Default. Upon the request of the Administrative Agent during the continuation of an Event of Default, each Grantor will:

(a) assemble and make available to the Administrative Agent the Collateral and all books and Records relating thereto at any place or places specified by the Administrative Agent, whether at such Grantor’s premises or elsewhere;

(b) permit the Administrative Agent, by the Administrative Agent’s representatives and agents, to enter, occupy and use any premises where all or any part of the Collateral, or the books and Records relating thereto, or both, are located, to take possession of all or any part of the Collateral or the books and Records relating thereto, or both, to remove all or any part of the Collateral or the books and Records relating thereto, or both, and to conduct sales of the Collateral, without any obligation to pay such Grantor for such use and occupancy; provided such Grantor shall be permitted a reasonable period of time to make copies of the Collateral or the books and Records related thereto, as applicable, prior to removal;

(c) prepare and file, or cause an issuer of Pledged Collateral to prepare and file, with the Securities and Exchange Commission or any other applicable government agency, registration statements, a prospectus and such other documentation in connection with the Pledged Collateral as the Administrative Agent may request, all in form and substance satisfactory to the Administrative Agent, and furnish to the Administrative Agent, or cause an issuer of Pledged Collateral to furnish to the Administrative Agent, any information regarding the Pledged Collateral in such detail as the Administrative Agent may specify;

(d) take, or cause an issuer of Pledged Collateral to take, any and all actions necessary to register or qualify the Pledged Collateral to enable the Administrative Agent to consummate a public sale or other disposition of the Pledged Collateral; and

(e) at its own expense, cause the independent certified public accountants then engaged by such Grantor to prepare and deliver to the Administrative Agent and each other Secured Party, at any time, and from time to time, promptly upon the Administrative Agent’s request, the following reports with respect to the Grantor: (i) a reconciliation of all Accounts; (ii) an aging of all Accounts; (iii) trial balances; and (iv) a test verification of such Accounts.

5.4. Grant of Intellectual Property License. For the purpose of enabling the Administrative Agent to exercise the rights and remedies under this Article V at such time as the Administrative Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby (a) grants to the Administrative Agent, for the benefit of the Administrative Agent and the other Secured Parties, an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to such Grantor) to use, license or sublicense any intellectual property rights now owned or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof and (b) irrevocably agrees that the Administrative Agent may sell any of such Grantor’s Inventory directly to any person, including without limitation persons who have previously purchased such Grantor’s Inventory from such Grantor and in connection with any such sale or other enforcement of the Administrative Agent’s rights under this Security Agreement, may sell Inventory which bears any Trademark owned by or licensed to such Grantor and any Inventory that is covered by any Copyright owned by or licensed to such Grantor and the Administrative Agent may finish any work in process and affix any Trademark owned by or licensed to such Grantor and sell such Inventory as provided herein.

ARTICLE VI

ACCOUNT VERIFICATION; ATTORNEY IN FACT; PROXY

6.1. Account Verification. After the occurrence and during the continuance of an Event of Default, the Administrative Agent may, in the Administrative Agent’s own name, in the name of a nominee of the Administrative Agent, or in the name of any Grantor, communicate (by mail, telephone, facsimile or otherwise) with the Account Debtors of such Grantor, parties to contracts with such Grantor and obligors in respect of Instruments of such Grantor to verify with such Persons, to the Administrative Agent’s satisfaction, the existence, amount, terms of, and any other matter relating to, Accounts, Instruments, Chattel Paper, payment intangibles and/or other Receivables.

6.2. Authorization for Secured Party to Take Certain Action.

(a) Each Grantor irrevocably authorizes the Administrative Agent, with respect to clauses (i), (iii) and (iv) below, at any time and, with respect to clause (ii) and clauses (v) through (xvi) below, after the occurrence and during the continuance of an Event of Default, in the sole discretion of the Administrative Agent and appoints the Administrative Agent as its attorney in fact (i) to execute on behalf of such Grantor as debtor and to file financing statements necessary or desirable in the Administrative Agent’s sole discretion to perfect and to maintain the perfection and priority of the Administrative Agent’s security interest in the Collateral, (ii) to endorse and collect any cash proceeds of the Collateral, (iii) to file a carbon, photographic or other reproduction of this Security Agreement or any financing statement with respect to the

Collateral as a financing statement and to file any other financing statement or amendment of a financing statement (which does not add new collateral or add a debtor) in such offices as the Administrative Agent in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the Administrative Agent’s security interest in the Collateral, (iv) to contact and enter into one or more agreements with the issuers of uncertificated securities which are Pledged Collateral or with securities intermediaries holding Pledged Collateral as may be necessary or advisable to give the Administrative Agent Control over such Pledged Collateral, (v) to apply the proceeds of any Collateral received by the Administrative Agent to the Secured Obligations as provided in Section 7.2 of the Credit Agreement, (vi) to discharge past due taxes, assessments, charges, fees or Liens on the Collateral (except for such Liens as are specifically permitted hereunder), (vii) to contact Account Debtors for any reason, (viii) to demand payment or enforce payment of the Receivables in the name of the Administrative Agent or such Grantor and to endorse any and all checks, drafts, and other instruments for the payment of money relating to the Receivables, (ix) to sign such Grantor’s name on any invoice or bill of lading relating to the Receivables, drafts against any Account Debtor of such Grantor, assignments and verifications of Receivables, (x) to exercise all of such Grantor’s rights and remedies with respect to the collection of the Receivables and any other Collateral, (xi) to settle, adjust, compromise, extend or renew the Receivables, (xii) to settle, adjust or compromise any legal proceedings brought to collect Receivables, (xiii) to prepare, file and sign such Grantor’s name on a proof of claim in bankruptcy or similar document against any Account Debtor of such Grantor, (xiv) to prepare, file and sign such Grantor’s name on any notice of Lien, assignment or satisfaction of Lien or similar document in connection with the Receivables, (xv) to change the address for delivery of mail addressed to such Grantor to such address as the Administrative Agent may designate and to receive, open and dispose of all mail addressed to such Grantor, and (xvi) to do all other acts and things necessary to carry out this Security Agreement; and each Grantor agrees to reimburse the Administrative Agent on demand for any documented payment made or any documented expense incurred by the Administrative Agent in connection with any of the foregoing; provided that, this authorization shall not relieve any Grantor of any of its obligations under this Security Agreement or the Loan Documents.

(b) All acts of said attorney or designee are hereby ratified and approved. The powers conferred on the Administrative Agent, for the benefit of the Administrative Agent and the Secured Parties, under this Section 6.2 are solely to protect the Administrative Agent’s interests in the Collateral and shall not impose any duty upon the Administrative Agent or any other Secured Party to exercise any such powers.

6.3. Proxy. EACH GRANTOR HEREBY IRREVOCABLY CONSTITUTES AND APPOINTS THE ADMINISTRATIVE AGENT AS THE PROXY AND ATTORNEY-IN-FACT (AS SET FORTH IN SECTION 6.2 ABOVE) OF SUCH GRANTOR WITH RESPECT TO THE PLEDGED COLLATERAL UPON THE OCCURRENCE AND DURING THE CONTINUANCE OF AN EVENT OF DEFAULT, INCLUDING THE RIGHT TO VOTE SUCH PLEDGED COLLATERAL, WITH FULL POWER OF SUBSTITUTION TO DO SO. IN ADDITION TO THE RIGHT TO VOTE ANY SUCH PLEDGED COLLATERAL, THE APPOINTMENT OF THE ADMINISTRATIVE AGENT AS PROXY AND ATTORNEY-IN-FACT SHALL INCLUDE THE RIGHT TO EXERCISE ALL OTHER RIGHTS, POWERS, PRIVILEGES AND REMEDIES TO WHICH A HOLDER OF SUCH PLEDGED COLLATERAL WOULD BE ENTITLED (INCLUDING GIVING OR WITHHOLDING

WRITTEN CONSENTS OF SHAREHOLDERS, CALLING SPECIAL MEETINGS OF SHAREHOLDERS AND VOTING AT SUCH MEETINGS). SUCH PROXY SHALL BE EFFECTIVE, AUTOMATICALLY AND WITHOUT THE NECESSITY OF ANY ACTION (INCLUDING ANY TRANSFER OF ANY SUCH PLEDGED COLLATERAL ON THE RECORD BOOKS OF THE ISSUER THEREOF) BY ANY PERSON (INCLUDING THE ISSUER OF SUCH PLEDGED COLLATERAL OR ANY OFFICER OR AGENT THEREOF), UPON THE OCCURRENCE OF A DEFAULT.

6.4. Nature of Appointment; Limitation of Duty. THE APPOINTMENT OF THE ADMINISTRATIVE AGENT AS PROXY AND ATTORNEY-IN-FACT IN THIS ARTICLE VI IS COUPLED WITH AN INTEREST AND SHALL BE IRREVOCABLE UNTIL THE DATE ON WHICH THIS SECURITY AGREEMENT IS TERMINATED IN ACCORDANCE WITH SECTION 7.14. NOTWITHSTANDING ANYTHING CONTAINED HEREIN, NEITHER THE ADMINISTRATIVE AGENT, NOR ANY OTHER SECURED PARTY, NOR ANY OF THEIR RESPECTIVE AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES SHALL HAVE ANY DUTY TO EXERCISE ANY RIGHT OR POWER GRANTED HEREUNDER OR OTHERWISE OR TO PRESERVE THE SAME AND SHALL NOT BE LIABLE FOR ANY FAILURE TO DO SO OR FOR ANY DELAY IN DOING SO, EXCEPT IN RESPECT OF DAMAGES ATTRIBUTABLE SOLELY TO THEIR OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT AS FINALLY DETERMINED BY A COURT OF COMPETENT JURISDICTION; PROVIDED THAT IN NO EVENT SHALL THEY BE LIABLE FOR ANY PUNITIVE, EXEMPLARY, INDIRECT OR CONSEQUENTIAL DAMAGES.

ARTICLE VII

GENERAL PROVISIONS

7.1. Waivers. Unless prohibited by applicable law, each Grantor hereby waives notice of the time and place of any public sale or the time after which any private sale or other disposition of all or any part of the Collateral may be made. To the extent such notice may not be waived under applicable law, any notice made shall be deemed reasonable if sent to the Grantor that owns such Collateral and the other Grantors, addressed as set forth in Article VIII, at least ten days prior to (i) the date of any such public sale or (ii) the time after which any such private sale or other disposition may be made. To the maximum extent permitted by applicable law, each Grantor waives all claims, damages, and demands against the Administrative Agent or any other Secured Party arising out of the repossession, retention or sale of the Collateral, except such as arise solely out of the gross negligence or willful misconduct of the Administrative Agent or such other Secured Party as finally determined by a court of competent jurisdiction. To the extent it may lawfully do so, each Grantor absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against the Administrative Agent or any other Secured Party, any valuation, stay, appraisal, extension, moratorium, redemption or similar laws and any and all rights or defenses it may have as a surety now or hereafter existing which, but for this provision, might be applicable to the sale of any Collateral made under the judgment, order or decree of any court, or privately under the power of sale conferred by this Security Agreement, or otherwise. Except as otherwise specifically provided herein, each Grantor hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Security Agreement or any Collateral.

7.2. Limitation on the Administrative Agent’s and Secured Parties’ Duty with Respect to the Collateral. The Administrative Agent shall have no obligation to clean-up or otherwise prepare the Collateral for sale. The Administrative Agent and each other Secured Party shall use reasonable care with respect to the Collateral in its possession or under its control. Neither the Administrative Agent nor any other Secured Party shall have any other duty as to any Collateral in its possession or control or in the possession or control of any agent or nominee of the Administrative Agent or such other Secured Party, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto. To the extent that applicable law imposes duties on the Administrative Agent to exercise remedies in a commercially reasonable manner, each Grantor acknowledges and agrees that it is commercially reasonable for the Administrative Agent (i) to fail to incur expenses deemed significant by the Administrative Agent to prepare Collateral for disposition or otherwise to transform raw material or work in process into finished goods or other finished products for disposition, (ii) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (iii) to fail to exercise collection remedies against Account Debtors or other Persons obligated on Collateral or to remove Liens on or any adverse claims against Collateral, (iv) to exercise collection remedies against Account Debtors and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (v) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (vi) to contact other Persons, whether or not in the same business as such Grantor, for expressions of interest in acquiring all or any portion of such Collateral, (vii) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature, (viii) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets, (ix) to dispose of assets in wholesale rather than retail markets, (x) to disclaim disposition warranties, such as title, possession or quiet enjoyment, (xi) to purchase insurance or credit enhancements to insure the Administrative Agent against risks of loss, collection or disposition of Collateral or to provide to the Administrative Agent a guaranteed return from the collection or disposition of Collateral, or (xii) to the extent deemed appropriate by the Administrative Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Administrative Agent in the collection or disposition of any of the Collateral. Each Grantor acknowledges that the purpose of this Section 7.2 is to provide non-exhaustive indications of what actions or omissions by the Administrative Agent would be commercially reasonable in the Administrative Agent’s exercise of remedies against the Collateral and that other actions or omissions by the Administrative Agent shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 7.2. Without limitation upon the foregoing, nothing contained in this Section 7.2 shall be construed to grant any rights to any Grantor or to impose any duties on the Administrative Agent or any other Secured Party that would not have been granted or imposed by this Security Agreement or by applicable law in the absence of this Section 7.2.

7.3. Compromises and Collection of Collateral. Each Grantor and the Administrative Agent recognize that setoffs, counterclaims, defenses and other claims may be asserted by obligors with respect to certain of the Receivables, that certain of the Receivables may be or become uncollectible in whole or in part and that the expense and probability of success in litigating a disputed Receivable may exceed the amount that reasonably may be expected to be recovered with respect to a Receivable. In view of the foregoing, each Grantor agrees that the Administrative Agent may at any time and from time to time, if an Event of Default has occurred and is continuing, compromise with the obligor on any Receivable, accept in full payment of any Receivable such amount as the Administrative Agent in its sole discretion shall determine, or abandon any Receivable, and any such action by the Administrative Agent shall be commercially reasonable so long as the Administrative Agent acts in good faith based on information known to it at the time it takes any such action.

7.4. Secured Party Performance of Debtor Obligations. Without having any obligation to do so, the Administrative Agent may perform or pay any obligation which any Grantor has agreed to perform or pay in this Security Agreement and such Grantor shall reimburse the Administrative Agent for any documented amounts paid by the Administrative Agent pursuant to this Section 7.4. Each Grantor’s obligation to reimburse the Administrative Agent pursuant to the preceding sentence shall be a Secured Obligation payable on demand.

7.5. Specific Performance of Certain Covenants. Each Grantor acknowledges and agrees that a breach of any of the covenants contained in Sections 4.1(d), 4.1(e), 4.4, 4.5, 4.6, 4.7, 4.8, 4.9, 4.10, 4.12, 4.13, 4.14, 4.15, 5.3, or 7.6 will cause irreparable injury to the Administrative Agent and the other Secured Parties and that the Administrative Agent and the other Secured Parties have no adequate remedy at law in respect of such breaches, and therefore agrees, without limiting the right of the Administrative Agent or the other Secured Parties to seek and obtain specific performance of other obligations of such Grantor contained in this Security Agreement, that the covenants of such Grantor contained in the Sections referred to in this Section 7.5 shall be specifically enforceable against such Grantor.

7.6. Dispositions Not Authorized. No Grantor is authorized to sell or otherwise dispose of the Collateral except as set forth in Section 4.1(d), and notwithstanding any course of dealing between any Grantor and the Administrative Agent or other conduct of the Administrative Agent, no authorization to sell or otherwise dispose of the Collateral (except as set forth in Section 4.1(d)) shall be binding upon the Administrative Agent or the other Secured Parties unless such authorization is in writing signed by the Administrative Agent.

7.7. No Waiver; Amendments; Cumulative Remedies. No delay or omission of the Administrative Agent or any other Secured Party to exercise any right or remedy granted under this Security Agreement shall impair such right or remedy or be construed to be a waiver of any Default or an acquiescence therein, and any single or partial exercise of any such right or remedy shall not preclude any other or further exercise thereof or the exercise of any other right or remedy. No waiver, amendment or other variation of the terms, conditions or provisions of this Security Agreement whatsoever shall be valid unless in writing signed by the Administrative Agent with the concurrence or at the direction of the Lenders required under Section 9.02 of the Credit Agreement and then only to the extent in such writing specifically set forth. All rights and remedies contained in this Security Agreement or by law afforded shall be cumulative and all shall be available to the Administrative Agent and the other Secured Parties until the Secured Obligations have been paid in full.

7.8. Limitation by Law; Severability of Provisions. All rights, remedies and powers provided in this Security Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Security Agreement are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited to the extent necessary so that they shall not render this Security Agreement invalid, unenforceable or not entitled to be recorded or registered, in whole or in part. Any provision in this Security Agreement that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of this Security Agreement are declared to be severable.

7.9. Reinstatement. This Security Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Grantor for liquidation or reorganization, should any Grantor become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of any Grantor’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

7.10. Benefit of Agreement. The terms and provisions of this Security Agreement shall be binding upon and inure to the benefit of the Grantors, the Administrative Agent and the other Secured Parties and their respective successors and assigns (including all persons who become bound as a debtor to this Security Agreement), except that no Grantor shall have the right to assign its rights or delegate its obligations under this Security Agreement or any interest herein without the prior written consent of the Administrative Agent. No sales of participations, assignments, transfers, or other dispositions of any agreement governing the Secured Obligations or any portion thereof or interest therein shall in any manner impair the Lien granted to the Administrative Agent, for the benefit of the Administrative Agent and the other Secured Parties, hereunder.

7.11. Survival of Representations. All representations and warranties of the Grantors contained in this Security Agreement shall survive the execution and delivery of this Security Agreement.

7.12. Expenses. The Grantors shall reimburse the Administrative Agent for any and all reasonable and documented out-of-pocket expenses (including reasonable outside attorneys’, auditors’ and accountants’ fees) paid or incurred by the Administrative Agent in connection with the preparation, execution, delivery and administration of this Security Agreement. The Grantors shall also reimburse the Administrative Agent for any and all documented out-of-pocket expenses (including reasonable outside attorneys’, auditors’ and accountants’ fees) paid or incurred by the Administrative Agent in connection with the collection and enforcement of this Security Agreement and in the audit, analysis, administration, collection, preservation or sale of the Collateral (including the expenses and charges associated with any periodic or special audit of the Collateral). Any and all costs and expenses incurred by the Grantors in the performance of actions required pursuant to the terms hereof shall be borne solely by the Grantors.

7.13. Headings. The title of and section headings in this Security Agreement are for convenience of reference only, and shall not govern the interpretation of any of the terms and provisions of this Security Agreement.

7.14. Termination. This Security Agreement shall continue in effect (notwithstanding the fact that from time to time there may be no Secured Obligations outstanding) until (i) the Credit Agreement has terminated pursuant to its express terms and (ii) all of the Secured Obligations have been paid and performed in full (or with respect to any outstanding Letters of Credit, a cash deposit or supporting letter of credit acceptable to the Administrative Agent has been delivered to the Administrative Agent) and no commitments of the Administrative Agent or the other Secured Parties which would give rise to any Secured Obligations are outstanding.

7.15. Entire Agreement. This Security Agreement and the other Loan Documents embody the entire agreement and understanding between each Grantor, the Administrative Agent and the other Secured Parties relating to the Collateral and supersede all prior agreements and understandings between each Grantor, the Administrative Agent and the other Secured Parties relating to the Collateral.

7.16. CHOICE OF LAW. THIS SECURITY AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF NEW YORK, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

7.17. CONSENT TO JURISDICTION. EACH GRANTOR HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY U.S. FEDERAL OR NEW YORK STATE COURT SITTING IN NEW YORK, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT OR ANY OTHER LOAN DOCUMENT AND EACH GRANTOR HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE ADMINISTRATIVE AGENT OR ANY OTHER SECURED PARTY TO BRING PROCEEDINGS AGAINST ANY GRANTOR IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY ANY GRANTOR AGAINST THE ADMINISTRATIVE AGENT OR ANY OTHER SECURED PARTY OR ANY AFFILIATE OF THE ADMINISTRATIVE AGENT OR ANY OTHER SECURED PARTY INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS SECURITY

AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR ANY OF THE OTHER LOAN DOCUMENTS SHALL BE BROUGHT ONLY IN A COURT IN NEW YORK, NEW YORK.

7.18. WAIVER OF JURY TRIAL. EACH GRANTOR, THE ADMINISTRATIVE AGENT AND EACH OTHER SECURED PARTY HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS SECURITY AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

7.19. Indemnity. Each Grantor hereby agrees to indemnify the Administrative Agent and the other Secured Parties (each being referred to as an “Indemnitee”), and their respective successors, assigns, agents and employees, from and against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of the execution or delivery of this Security Agreement or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder, or in any way relating to the manufacture, purchase, acceptance, rejection, ownership, delivery, lease, possession, use, operation, condition, sale, return or other disposition of any Collateral (including, without limitation, latent and other defects, whether or not discoverable by any Indemnitee or the Grantors, and any claim for Patent, Trademark or Copyright infringement), whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.

7.20. Additional Grantors. Any Person that becomes a Guarantor in accordance with Section 5.09 of the Credit Agreement subsequent to the date hereof and that was not a “grantor” under this Security Agreement at the time of initial execution hereof shall become a “Grantor” hereunder by executing and delivering to the Administrative Agent an Additional Grantor Supplement in the form attached hereto as Exhibit C. Any such Person shall thereafter be deemed a “Grantor” for all purposes under this Security Agreement.

7.21. Counterparts. This Security Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Security Agreement by signing any such counterpart.

7.22. Lien Absolute. All rights of the Administrative Agent and the other Secured Parties hereunder, and all obligations of each Grantor hereunder, shall be absolute and unconditional irrespective of:

(a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document or any other agreement or instrument governing or evidencing any Secured Obligations;

(b) any change in the time, manner or place of payment of, or in any other term of, all or any part of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document or any other agreement or instrument governing or evidencing any Secured Obligations, except to the extent expressly set forth in any such amendment, waiver or consent;

(c) any exchange, release or non-perfection of any other Collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Secured Obligations;

(d) the insolvency of any Person; or

(e) any other circumstance which might otherwise constitute a defense available to, or a discharge of, any Grantor.

7.23. Release. Each Grantor consents and agrees that the Administrative Agent may at any time, or from time to time, in its discretion:

(a) renew, extend or change the time of payment, and/or the manner, place or terms of payment of all or any part of the Secured Obligations; and

(b) exchange, release and/or surrender all or any of the Collateral (including the Pledged Collateral), or any part thereof, by whomsoever deposited, which is now or may hereafter be held by the Administrative Agent in connection with all or any of the Secured Obligations; all in such manner and upon such terms as the Administrative Agent may deem proper, and without notice to or further assent from any Grantor, it being hereby agreed that each Grantor shall be and remain bound upon this Security Agreement, irrespective of the value or condition of any of the Collateral, and notwithstanding any such change, exchange, settlement, compromise, surrender, release, renewal or extension, and notwithstanding also that the Secured Obligations may, at any time, exceed the aggregate principal amount thereof set forth in the Credit Agreement, or any other agreement governing any Secured Obligations.

ARTICLE VIII

NOTICES

8.1. Sending Notices. Any notice required or permitted to be given under this Security Agreement shall be sent by United States mail, telecopier, personal delivery or nationally established overnight courier service, and shall be deemed received (a) when received, if sent by hand or overnight courier service, or mailed by certified or registered mail notices or (b) when sent, if sent by telecopier (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient), in each case addressed to each Grantor at the address set forth in Section 1 of the Perfection Certificate (or, if applicable, as set forth in the Additional Grantor Supplement executed by such Grantor) as its principal place of business, and to the Administrative Agent at the address set forth in Section 9.01 of the Credit agreement.

8.2. Change in Address for Notices. Each of the Grantors and the Administrative Agent may change the address for service of notice upon it by a notice in writing to the other parties.

ARTICLE IX

THE ADMINISTRATIVE AGENT

9.1. Administrative Agent.

(a) By acceptance of the benefits of this Security Agreement, each of the Secured Parties shall be deemed to have agreed to be bound by the terms hereof. The provisions of this Section are, and are intended, solely to establish certain rights as between the Secured Parties and shall not create, and shall not be construed as creating, any rights enforceable by the Grantors or any Subsidiary or any Affiliate of any Grantor.

(b) By acceptance of the benefits of this Security Agreement, each of the Secured Parties shall be deemed irrevocably (i) to consent to the appointment of the Administrative Agent as its agent hereunder, and (ii) to confirm that the Administrative Agent shall have the authority to act as the exclusive agent of such other Secured Party for enforcement of any provision of this Security Agreement or the exercise of remedies hereunder.

(c) The Administrative Agent shall be entitled to rely on information provided by the Secured Parties, or representatives of the Secured Parties, as to the holders from time to time of the Secured Obligations and the amounts thereof and shall have no duty independently to confirm the identities of such holders or such amounts.

(d) Any successor Administrative Agent appointed pursuant to Article VIII of the Credit Agreement shall be entitled to all the rights, interests and benefits of the Administrative Agent hereunder.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Security Agreement as of the date first above written.

GRANTORS:

HEARTLAND PAYMENT SYSTEMS, INC.

By:	/s/ Robert H.B. Baldwin, Jr.
Name:	Robert H.B. Baldwin, Jr.
Title:	President & Chief Financial Officer

THE HEARTLAND PAYROLL COMPANY, L.L.C.

By:	/s/ Steven B. Gamary
Name:	Mark Strippy
Title:	Chief Financial Officer

DEBITEK, INC.

By:	/s/ Ron Farmer
Name:	Ron Farmer
Title:	President

HEARTLAND ACQUISITION, LLC

By:	/s/ Robert H.B. Baldwin, Jr.
Name:	Robert H.B. Baldwin, Jr.
Title:	President & Chief Financial Officer

JPMORGAN CHASE BANK, N.A., as the Administrative Agent

By:	/s/ John A. Horst
Name:	John A. Horst
Title:	Vice President

STATE OF NEW JERSEY	)
) SS
COUNTY OF MERCER	)

The foregoing instrument was acknowledged before me this 3rd day of August, 2009, by Robert H.B. Baldwin, Jr., the President and Chief Financial Officer of Heartland Payment Systems, Inc., a Delaware corporation, on behalf of said corporation.

/s/ Antoinette Battiato
Notary Public
State of New Jersey
My commission expires: 10/5/2013

STATE OF OHIO	)
) SS
COUNTY OF CUYAHOGA	)

The foregoing instrument was acknowledged before me this 3rd day of August, 2009, by Steven B. Gamary, the Chief Financial Officer of The Heartland Payroll Company, L.L.C., an Ohio limited liability company, on behalf of said limited liability company.

/s/ [illegible]
Notary Public

My commission expires: June 11, 2011

STATE OF NEW JERSEY	)
) SS
COUNTY OF MERCER	)

The foregoing instrument was acknowledged before me this 3rd day of August, 2009, by Ron Farmer, the President of Debitek, Inc., a Delaware corporation, on behalf of said corporation.

/s/ Antoinette Battiato
Notary Public

My commission expires: 8/3/09

STATE OF NEW JERSEY	)
) SS
COUNTY OF MERCER	)

The foregoing instrument was acknowledged before me this 3rd day of August, 2009, by Robert H.B. Baldwin, Jr., the President and Chief Financial Officer of Heartland Acquisition, LLC, Inc., a Delaware limited liability company, on behalf of said limited liability company.

/s/ Antoinette Battiato
Notary Public
State of New Jersey
My commission expires: 10/5/2013

SCHEDULE 1

Heartland Payment Systems, Inc. v. Global Payment Systems, MER-L-739-08, Superior Court of New Jersey: Heartland obtained a judgment against defendant for conversion of $265,405.78; however, Global’s counterclaim for breach of contract is pending.

Heartland Payment Systems, Inc. v. Elizabeth Player, Michael Lawson, Musical Events LLC, MER-L-185009, Superior Court of New Jersey: Heartland has asserted claims for damages in excess of $600,000 relating to defendants’ fraud. Please note that the $600,000 is how much Heartland Payment Systems lost and it does not expect to collect that amount.

Heartland Payment Systems, Inc. v. Micros Systems, Inc., Merchant Link, LLC, and Chase Paymentech Solutions, LLC, 3:07-CV-05629: Heartland’s claim for unfair trade practices are pending and if damages are awarded they could exceed $250,000.

EXHIBIT A

INTELLECTUAL PROPERTY RIGHTS

Patents and Patent Applications

Unless otherwise noted below, Heartland Payment Systems is the owner of the following patents and patent applications.

SYSTEMS AND METHODS FOR IMPLEMENTING PARKING TRANSACTIONS AND OTHER FINANCIAL TRANSACTIONS

Abstract:	A payment processing system configured to provide merchant-specific accounts to consumers, such as virtual prepaid parking accounts, that are accessed by payment instruments. In one embodiment, the payment processing system can create and provide a variety of payment methodologies for purchases, such as pay-as-you-go, virtual prepaid, virtual subscription, and post-paid purchases. In some embodiments, the merchant can provide consumers with rewards accounts and opportunities to earn reward points or other loyalty-based currencies through qualifying purchase transactions. The system can also refund merchant-specific accounts for returns or unused portions of prepaid resources. The consumer can access their merchant-specific accounts for purchase payment or refund using a preferred payment instrument, such as a credit or debit card.

Reference No. Status	Application Data Publication Data	Assignment / Status
69828-8001EP	07815035.6 2007-05-15 EP 2030148 2009-03-04	Heartland Pending

69828-8001US1	11/748,384 2007-05-14 US 2007-0267479 2007-05-14	Heartland Allowed

69828-8001WO	PCT/US07/68972 2007-05-15 WO 2007/134323 2007-11-22	— Partially Converted

SYSTEMS AND METHODS FOR IMPLEMENTING FINANCIAL TRANSACTIONS

Abstract:

A payment processing system to provide merchant-specific accounts to consumers that are accessed by payment instruments. In one embodiment, the payment processing system can create and provide a variety of payment methodologies for purchases, such as pay-as-you-go, virtual prepaid, virtual subscription, and post-paid purchases. The merchant may, in some embodiments provide consumers with merchant rewards accounts and an opportunity to earn reward points or other loyalty-based currencies through qualifying purchase transactions. The consumer may access their merchant-specific accounts for purchase payment using a preferred payment instrument, such as a credit or debit card.

Reference No. Status	Application Data Publication Data	Assignment / Status
69828-8003AU	2007244907 2007-04-24	Heartland Pending

69828-8003EP	07761189.5 2007-04-24 EP 2024916 2009-02-18	Heartland Pending

69828-8003IN	4757/KOLNP/2008 2007-04-24	Heartland Pending

69828-8003US1	11/739,012 2007-04-23 US 2008-0040261 2008-02-14	Heartland Pending

69828-8003WO	PCT/US07/67299 2007-04-24 WO 2007/127729 2007-11-08	— Partially Converted

METHOD AND SYSTEM FOR MICROPAYMENT TRANSACTIONS

Abstract:	A micropayment system and method is presented for a payor U to establish payment to payee M for a transaction T, which typically has a very low value T¿V?. The micropayment scheme minimizes the bank’s processing costs, while at the same time eliminating the need for users and merchants to interact in order to determine whether a given micropayment should be selected for payment. In one embodiment, the micropayment scheme includes time constraints, which require that an electronic check C for the transaction T be presented to a bank B for payment within a predetermined time/date interval. In another embodiment, the micropayment scheme includes a selective deposit protocol, which guarantees that a user is never charged in excess of what he actually spends, even within a probabilistic framework. In another embodiment, the micropayment scheme includes a deferred selection protocol, which provides the bank with control and flexibility over the payment selection process.

Reference No. Status	Application Data Publication Data	Assignment / Status
69828-8004US3	10/476,128 2002-04-17 US 2004-0199475 2004-10-07	MIT Pending

69828-8004WO	PCT/US02/12189 2002-04-17 WO 2002/088874 2002-11-07	— Converted

Heartland Payment Systems has the exclusive license to these patents from Massachusetts Institute of Technology.

MICROPAYMENT PROCESSING METHOD AND SYSTEM

Abstract:	A method of producing an offer package (150) includes defining, within the offer package (156), a description of an offered product. The cost of the offered product and the merchant (154) making the offer are also defined within the offer package (158), which includes an encrypted version of the offered product (158, 160, 164).

Reference No. Status	Application Data Publication Data	Assignment / Status
69828-8005US2	10/553,611 2008-01-08 US 2008-0232590 2008-09-25	Heartland/ P. Solomon Pending

69828-8005WO	PCT/US04/001845 2004-01-23 WO 2004/068293 2004-12-08	— Converted

MICROPAYMENT PROCESSING METHOD AND SYSTEM

Abstract:	A payment processing system includes one transaction processor that aggregates cost data associated with low-priced sales transactions between a consumer and a merchant. The transaction processor sends data that represents the aggregated cost data to an acquiring banking entity associated with the merchant. The system also includes another transaction processor that stores data that represents each individual low-priced sales transaction. The stored data is accessible by one or more banking entities associated with the merchant.

35

Reference No. Status	Application Data Publication Data	Assignment / Status
69828-8006CN	200580028681.1 2005-06-27 CN 101010690 2007-08-01	Chockstone Pending

69828-8006EP	05778377.1 2005-06-27 EP 1769457 2007-04-04	Heartland Pending

69828-8006HK	08101222.0 2008-01-31 HK 1110674A 2008-07-18	Chockstone Pending

69828-8006IN	299/KOLNP/2007 2005-06-27	Peppercoin Pending

69828-8006KR	10-2007-7001803 2005-06-27	Chockstone Pending

69828-8006WO	PCT/US05/23013 2005-06-27 WO 2006/004794 2007-01-25	— Converted

SYSTEM FOR PROCESSING STORED VALUE INSTRUMENT

Abstract:	Disclosed is a method for managing at least one transaction through traditional credit card authorization payment infrastructures by supplying personal account numbers to retailers. Personal account numbers correspond to issuer managed accounts that may be assigned at point of sale, and activated at redemption, and may restrict which merchants can process the personal account number to extract value therefrom. Also disclosed is an apparatus for distribution in retail and redemption at selected redemption sites. The apparatus is a card that includes machine readable code and account information where at least some of data corresponding to the machine readable code differs from the account information. The card may configured to retain a personal account number or other account information compatible with selected redemption site interfaces. Redemption can be limited to selected retailers or groups of retailers.

Reference No. Status	Application Data Publication Data	Assignment / Status
0180-001	60/552,309 03/11/2004 (Filed)	Alliance Data Systems Corporation

0180-001WO	PCT/US05/07838 03/10/2005 (filed)	Alliance Data Systems Corporation

0180-001	10/598,778 09/11/2006 (Filed)	Alliance Data Systems Corporation

0180-001CA	2,559,166 09/11/2006 (filed)	Alliance Data Systems Corporation

APPARATUS AND METHOD FOR DOWNLOADING CONFIGURATION DATA TO CARD TERMINALS AND FOR VIEWING ACTIVITY AT CARD TERMINALS

Abstract:	Downloading configuration data to program card terminals and providing real-time data of activity occurring at card terminals. A merchant can log on to a system server and enter information to program options for its card terminals such as via a web page on an Internet site. The system server formats the information into a file based upon a communication protocol and programming rules for the card terminal, and downloads the file to it as a data stream. The card terminal programs itself according to the configuration data. A merchant can also view data for activity occurring at its card terminals, possibly in real-time proximate to detection of the activity by the system server. In conjunction with processing transactions or other activity from the card terminals, the system server replicates the records for the activity and makes them available to merchants such as via a web page on an Internet site. Both the entry of configuration data and viewing of real-time activity can occur at a network connection remote from the card terminals, allowing the merchants to program the card terminals and view their activity at any location having network access.

Reference No. Status	Application Data Publication Data	Assignment / Status
32694/US	11/27/2001 [09/993767]	Pending Published

SYSTEM AND METHOD OF AGGREGATING MULTIPLE TRANSACTIONS OVER NETWORK-BASED ELECTRONIC PAYMENT TRANSACTION PROCESSING SYSTEM

Abstract:	A system and method of aggregating multiple transactions over a network-based electronic payment transaction processing system is provided. The system includes a transport-aggregating clear-text Internet transaction (TACIT) server designed to allow conventional electronic payment transaction processing systems to work over networks which rely on the Internet Protocol, and to still support the fault-tolerance and load balancing. In one embodiment, the system aggregates multiple transmission control protocol sockets into a single socket to a back-end payment processing system in a single application. The transport-aggregating, cleartext Internet transaction (TACIT) server resides on an intermediate system that is positioned between the Internet endpoints and a payment transaction processing system (TPS).

Reference No. Status	Application Data Publication Data	Assignment / Status
34196/US/2	3/29/2005 [11/092529] 20050216404	Pending Published

Registered Trademarks and Trademark Applications

Heartland Payment Systems, Inc. is the owner of all of the following trademarks and trademark applications.

Mark	Country	App No	App Date	Reg. No	Reg. Date	Class	Goods and Services
CHOCKSTONE	Canada	1185369	7/22/2003	TMA694217	8/16/2007	36	Payment and transaction processing services; credit card services; credit card transaction processing services; debit card services; debit card transaction processing services; develop, implement and manage contests, stored value programs, marketing programs and incentive award programs to promote the sale of products and services of others and consulting services for the same; financial services, namely providing on-line stored value accounts in an electronic environment; issuing stored value cards; processing stored value cards; financial services, namely operating an account-based system to process and support consumer, merchant and corporate payment program transactions

CHOCKSTONE	Mexico	611401	7/23/2003	806443	7/23/2003	36	Payment and transaction processing services; credit card services; credit card transaction processing services; debit card services; debit card transaction processing services; providing stored value programs; financial services, namely, providing on-line stored value accounts in an electronic environment; issuing stored value cards; financial services, namely operating an account-based system to process and support consumer, merchant, and corporate payment program transactions

CHOCKSTONE	United States	78/206,628	1/23/2003	2,949,857	5/10/2005	35, 36

Class 35: Develop, implement and manage contests, stored value programs, marketing programs and incentive award programs to promote the sale of products and services of others and consulting services for the same

Class 36: Payment and transaction processing services; credit card services; credit card transaction processing services; debit card services; debit card transaction processing services; check processing services; financial services, namely providing on-line stored value accounts in an electronic environment; issuing stored value cards; processing stored value cards; financial services, namely operating an account-based system to process and supports consumer, merchant, and corporate payment program transactions

CHOCKSTONE and Design	Mexico	611402	7/23/2003	808950	7/23/2003	36	Payment and transaction processing services; credit card services; credit card transaction processing services; debit card services; debit card transaction processing services; providing stored value programs; financial services, namely, providing on-line stored value accounts in an electronic environment; issuing stored value cards; financial services, namely operating an account-based system to process and support consumer, merchant, and corporate payment program transactions

DELIVERING THE FUTURE OF STORED VALUE	Canada	1314816	8/25/2006	TMA719465	7/25/2008	35, 36

(1) Promoting the sale of products and services of others through the administration of consumer loyalty and incentive award programs.

(2) Payment and transaction processing services; credit card services; credit card transaction processing services; debit card services; debit card transaction processing services; check processing services; administrating stored value cards for consumer loyalty and incentive award programs; financial services, namely, providing on-line administration and reporting for stored value card accounts; issuing stored value cards; financial services, namely operating an account-based system to process and support consumer, merchant, and corporate payment program transactions.

(3) Providing loyalty and incentive programs to promote the sale of products and services of others.

(4) Payment and transaction processing services; credit card services; credit card transaction processing services; debit card services; debit card transaction processing services; providing stored value programs; financial services, namely, providing on-line stored value accounts in an electronic environment; issuing stored value cards; financial services, namely operating an account-based system to process and support consumer, merchant, and corporate payment program transactions

DELIVERING THE FUTURE OF STORED VALUE	Mexico	802947	8/25/2006	1011031	8/25/2006	35	Providing loyalty and incentive programs to promote the sale of products and services of others.

DELIVERING THE FUTURE OF STORED VALUE	United States	78/824,709	2/27/2006	3,336,877	11/13/2007	35, 36

Class 35: Providing loyalty and incentive programs to promote the sale of products and services of others

Class 36: Payment and transaction processing services; credit card services; credit card transaction processing services; debit card services; debit card transaction processing services; providing stored value programs; financial services, namely providing on-line stored value accounts in an electronic environment; issuing stored value cards; financial services, namely operating an account-based system to process and support consumer, merchant, and corporate payment program transactions

E3	United States of America	77/656,465	01/26/2009			42	Data encryption services in the field of payment card processing

	United States of America	77/689,721	03/12/2009			42	Data encryption services in the field of payment card processing

GIVE SOMETHING BACK NETWORK	United States of America	77/193,183	5/30/2007			35	Promoting the issuance of credit card, debit card, smart card and payment card accounts through the administration of incentive award programs, loyalty programs and affinity programs

GIVE SOMETHING BACK NETWORK	United States of America	77/193,194	5/30/2007			36	Financial services, namely, credit card, debit card, smart card and payment card transaction processing services; credit card, debit card, smart card and payment card verification services; check verification and processing services; philanthropic services concerning monetary donations, charitable fund raising services; providing interactive websites containing information related to all the foregoing services

GSB NETWORK	United States of America	77/193,240	5/30/2007	3,541,055	12/2/2008	35	Promoting the issuance of credit card, debit card, smart card and payment card accounts through the administration of incentive award programs, loyalty programs and affinity programs

GSB NETWORK	United States of America	77/193,405	5/30/2007	3,541,055	12/2/2008	36	Financial services, namely, credit card, debit card, smart card and payment card transaction processing services; credit card, debit card, smart card and payment card verification services; check verification and processing services; philanthropic services concerning monetary donations, charitable fund raising services; providing interactive websites containing information related to all the foregoing services

HEARTLAND AUTO RECOVERY	United States of America	77/523,322	7/16/2008	3,642,349	6/23/2009	36	Financial services, namely, check recovery services; check verification and processing services; providing electronic processing of electronic funds transfer, ACH, electronic check and electronic payments; electronic processing and transmission of payment data; electronic funds transfer services; providing online financial services to retail merchants, namely, providing financial account management services and financial clearance services in the nature of clearing and settling financial transactions for merchants; information services, namely, financial information provided by electronic means

HEARTLAND BATCH EXPRESS and Design	United States					36

HEARTLAND CAMPUS ONECARD	United States of America	77/737,060	5/17/2009	36	Financial services, namely, credit card, debit card, bank card, smart card and payment card transaction processing services; credit card, debit card, bank card, smart card and payment card verification services; check verification and processing services; credit card, debit card, bank card, smart card and payment card authorization services; electronic processing and transmission of payment data; electronic funds transfer services; payroll tax debiting services; providing online financial services to retail merchants, namely, providing financial account management services and financial clearance services in the nature of clearing and settling financial transactions for merchants; information services, namely, financial information provided by electronic means; encoded smart cards containing programming used to provide identity authentication, facilities access and electronic payment services

HEARTLAND CONNECT and Design	United States	77/702,184	3/30/2009	42	Providing temporary online non-downloadable computer software for use in accessing online credit and debit card transaction processing services

HEARTLAND GIVE SOMETHING BACK NETWORK	United States of America	77/193,131	5/30/2007	35	Promoting the issuance of credit card, debit card, smart card and payment card accounts through the administration of incentive award programs, loyalty programs and affinity programs

HEARTLAND GIVE SOMETHING BACK NETWORK	United States of America	77/193,160	5/30/2007	36	Financial services, namely, credit card, debit card, smart card and payment card transaction processing services; credit card, debit card, smart card and payment card verification services; check verification and processing services; philanthropic services concerning monetary donations, charitable fund raising services; providing interactive websites containing information related to all the foregoing services

HEARTLAND ONECARD	United States of America	77/737,046	5/14/2009			36	Financial services, namely, credit card, debit card, bank card, smart card and payment card transaction processing services; credit card, debit card, bank card, smart card and payment card verification services; check verification and processing services; credit card, debit card, bank card, smart card and payment card authorization services; electronic processing and transmission of payment data; electronic funds transfer services; payroll tax debiting services; providing online financial services to retail merchants, namely, providing financial account management services and financial clearance services in the nature of clearing and settling financial transactions for merchants; information services, namely, financial information provided by electronic means; encoded smart cards containing programming used to provide identity authentication, facilities access and electronic payment services

HEARTLAND PAYDAY	United States	78/152,961	8/9/2002	2,912,635	12/21/2004	36	Debit account services featuring a computer readable card

HEARTLAND PAYDAY and Design	United States	78/153,278	8/12/2002	2,747,285	8/5/2003	36	Debit account services featuring a computer readable card

HEARTLAND PAYMENT SYSTEMS	United States of America	75/374,633	10/16/1997	2,742,163	7/29/2003	36	credit card, debit card and bank card processing services, credit card, debit card and bank card verification services; check verification and processing services; electronic funds transfer services

HEARTLAND PAYMENT SYSTEMS THE HIGHEST STANDARDS and Design	United States of America	77/044,321	11/15/2006	3,315,693	10/23/2007	36	Financial services, namely, credit card, debit card and bank card transaction processing services, credit card, debit card and bank card verification services; check verification and processing services; credit card, debit card and bank card authorization services; electronic processing and transmission of payment data; electronic funds transfer services; payroll tax debiting services; providing online financial services to retail merchants, namely, providing financial account management services and financial clearance services in the nature of clearing and settling financial transactions for merchants; information services, namely, financial information provided by electronic means.

HEARTLAND PAYMENT SYSTEMS THE HIGHEST STANDARDS THE MOST TRUSTED TRANSACTIONS and Design	United States of America	77/241,827	7/30/2007	3,578,543	2/24/2009	36	Financial services, namely, credit card, debit card, bank card, smart card and payment card transaction processing services; credit card, debit card, bank card, smart card and payment card verification services; check verification and processing services; credit card, debit card, bank card, smart card and payment card authorization services; electronic processing and transmission of payment data; electronic funds transfer services; payroll tax debiting services; providing online financial services to retail merchants, namely, providing financial account management services and financial clearance services in the nature of clearing and settling financial transactions for merchants; information services, namely, financial information provided by electronic means

HEARTLAND POS GATEWAY	United States	78/787,814	1/9/2006	3,304,297	10/2/2007	36	Providing electronic processing of credit card and debit card transactions via a proprietary and secure financial global computer network

HEARTLAND POS GATEWAY and Design (color mark)	United States of America	78/787,830	1/9/2006	3,304,298	10/2/2007	36	providing electronic processing of credit card and debit card transactions via a proprietary and secure financial global computer network

HEARTLAND SMARTLINK	United States of America	77/757,776	6/11/2009	36	Financial services, namely, credit card, debit card, bank card, smart card and payment card transaction processing services; credit card, debit card, bank card, smart card and payment card verification services; check verification and processing services; credit card, debit card, bank card, smart card and payment card authorization services; electronic processing and transmission of payment data; electronic funds transfer services; payroll tax debiting services; providing online financial services to retail merchants, namely, providing financial account management services and financial clearance services in the nature of clearing and settling financial transactions for merchants

HEARTLAND SMARTLINK	United States of America	77/757,779	6/11/2009	38	Providing access to secure telecommunication networks; providing electronic transmission of data in the fields of payment card processing, electronic funds transfer, check management, energy management, facilities management, inventory management and back office systems; transmission of information by electronic communications networks

HEARTLAND SMARTOPS	United States of America	77/771,353	6/30/2009	42	Computer services, namely, providing a web-based school management system and online portal for providing financial management, admissions management, education management and records management

HEARTLAND SMARTOPS	United States of America	77/771,359	6/30/2009	42	Computer services, namely, providing a web-based school management system and online portal for providing financial management, admissions management, education management and records management

HEARTLAND TABLE SIDE	United States of America	77/523,312	7/16/2008	3,642,348	6/23/2009	36	Financial services, namely, electronic processing and transmission of payment data; wireless electronic payment management and processing services for restaurants and other merchants; providing electronic payment credit card, debit card, bank card, smart card and payment card transaction processing services; credit card, debit card, bank card, smart card and payment card verification services; credit card, debit card, bank card, smart card and payment card authorization services; electronic funds transfer services; providing online financial services to retail merchants, namely, providing financial account management services and financial clearance services in the nature of clearing and settling financial transactions for merchants; information services, namely, financial information provided by electronic means; gift and loyalty card program services

HEARTLAND WEBCONNECT and Design	United States of America	77/509,272	6/26/2006	3,625,889	5/26/2009	42	providing temporary online non-downloadable computer software for use in accessing online credit and debit card transaction processing services

HLEARNING	United States of America	78/426,368	5/27/2004	3,088,561	5/2/2006	41	Educational services, namely, conducting online classes, workshops and courses, to merchants to further their understanding of credit card processing services and charges

HPS and Design	United States of America	78/537,554	12/23/2004	3,308,348	10/9/2007	35	payroll preparation services; administration of business payroll for others

HPS and Design	United States of America	78/977,202	9/19/2006	3,146,961	9/19/2006	36	financial services, namely, credit card, debit card and bank card transaction processing services, credit card, debit card and bank card verification services; check verification and processing services; payroll tax debiting services; providing online financial services to retail merchants, namely, providing financial account management services and financial clearance services in the nature of clearing and settling financial transactions for merchants

HPS and Design (color mark)	United States of America	78/537,548	12/23/2004	3,303,529	10/2/2007	35	payroll preparation services; administration of business payroll for others

HPS and Design (color mark)	United States of America	78/977,201	12/23/2004	3,146,960	9/19/2006	36	financial services, namely, credit card, debit card and bank card transaction processing services, credit card, debit card and bank card verification services; check verification and processing services; payroll tax debiting services; providing online financial services to retail merchants, namely, providing financial account management services and financial clearance services in the nature of clearing and settling financial transactions for merchants

HPS EXCHANGE and Design	United States of America	78/258,837	6/5/2003	2,877,400	8/24/2004	36	financial services, namely, credit card processing services

INSTALERT	United States of America	77/690,595	3/13/2009			45	providing credit card fraud detection services to merchants via the Internet

INSTAVIEW	United States of America	78/592,538	3/22/2005	3,132,232	8/22/2006	36	providing account transaction information to merchants, namely, credit card and debit card transactions information and balances via a secure Internet website

MERCHANT BILL OF RIGHTS	Canada	1,439,896	6/1/2009	35	Business advisory services, consultancy and information; public advocacy to promote awareness of credit, debit and payment card processing practices; information, advisory and consultancy services relating to credit, debit and payment card processing practices, including such services provided online or via the Internet; providing a website featuring information about credit, debit and payment card processing services

MERCHANT BILL OF RIGHTS	United States of America	78/913,582	6/21/2006	35 36 40

Financial records management.

Financial services, namely, credit card, debit card, payment card and bank card transaction processing services, credit card, debit card, payment card and bank card verification services; check verification and processing services; credit card, debit card, payment card and bank card authorization services; payroll tax debiting services; providing online financial services to retail merchants, namely, providing financial account management services and financial clearance services in the nature of clearing and settling financial transactions for merchants; electronic payment, namely, electronic processing and transmission of payment data; electronic funds transfer services; and information services, namely, financial information provided by electronic means; remote capture and deposit of check images; financial records management; financial assessment and risk management services for others

Electronic imaging, scanning and digitizing for remote capture and deposit of check images for purposes of settlement

MERCHANT BILL OF RIGHTS	United States of America	77/627,842	12/5/2008			35 36

Business advisory services, consultancy and information; public advocacy to promote awareness of credit, debit and payment card processing practices

Information, advisory and consultancy services relating to credit, debit and payment card processing practices, including such services provided online or via the Internet; providing a website featuring information about credit, debit and payment card processing services

ONECARD Logo	United States	77/756,670	6/10/2009			36	Financial services, namely, credit card, debit card, bank card, smart card and payment card transaction processing services; credit card, debit card, bank card, smart card and payment card verification services; check verification and processing services; credit card, debit card, bank card, smart card and payment card authorization services; electronic processing and transmission of payment data; electronic funds transfer services; payroll tax debiting services; providing online financial services to retail merchants, namely, providing financial account management services and financial clearance services in the nature of clearing and settling financial transactions for merchants; information services, namely, financial information provided by electronic means; encoded smart cards containing programming used to provide identity authentication, facilities access and electronic payment services

ONLINE MERCHANT CENTER and Design	United States of America	78/588,492	3/16/2005	3,103,510	6/13/2006	36	providing credit and debit card transaction data and cash management data to merchants via a secure Internet website

PASSPORT	United States of America	78/734,618	6/14/2004	3,303,428	10/2/2007	36	Providing online financial services to retail merchants, namely, providing on-line transaction processing and reporting services in the field of credit card, debit card and bankcard processing services

PEPPERCOIN	Australia	942960	2/10/2003	942960	2/10/2003	9, 36, 42

Class 9: Computer programs for use in producing, processing and authenticating payment requests; computers.

Class 36: Payment services, namely producing, processing and authenticating electronic payment requests; consulting services in the field of producing, processing and authenticating payment requests.

Class 42 Computer software maintenance; computer software support, namely integration and customization of computer software for others.

PEPPERCOIN	China	3528712	4/16/2003	3528712	10/21/2004	9	Computers and their external equipment

PEPPERCOIN	China	3528711	4/16/2003	3528711	4/27/2005	36	Financial affairs

PEPPERCOIN	China	3528710	4/16/2003	3528710	5/6/2005	42	Computer programming, and concerned services.

PEPPERCOIN	Community Trademark	3043064	2/10/2003	3043064	3/4/2005	9, 36, 42

Class 9: Computer programs for use in producing, processing and authenticating payment requests; computers.

Class 36: Payment services, namely producing, processing and authenticating electronic payment requests; consulting services in the field of producing, processing and authenticating payment requests.

Class 42 Computer software maintenance; computer software support, namely integration and customization of computer software for others.

PEPPERCOIN	India	1177835		1177835	2/23/2003	9

PEPPERCOIN	India	1177838		1177838	2/24/2003	16

PEPPERCOIN	Japan	2003-015659	2/28/2003	4737815	1/9/2004	9, 36, 42	Class 9: Electrical and scientific apparatus Class 36: Insurance and financial services Class 42: Scientific and technological services

PEPPERCOIN	United States	78/153,780	8/12/2002	2,968,089	7/12/2005	9	Downloadable computer programs for use in producing, processing and authenticating payment requests

PEPPERCOIN	United States	78/153,786	8/13/2002	2,896,341	10/19/2004	36	Payment services, namely producing, processing and authenticating Electronic payment requests; consulting services in the field of producing, Processing and authenticating payment requests

PEPPERCOIN	United States	78/153,792	8/13/2002	2,896,341	10/19/2004	42	Computer software maintenance; computer software support, namely, integration and customization of computer software for others

RECEIPT AND RESPOND	Canada	1359598	8/13/2007			35, 36	Providing loyalty and incentive programs to promote the sale of products and services of others; payment and transaction processing services; credit card services; credit card transaction processing services; debit card services; debit card transaction processing services; check processing services; providing stored value programs; financial services, namely providing on-line stored value accounts in an electronic environment; issuing stored value cards; financial services, namely operating an account based system to process and support consumer, merchant, and corporate payment program transactions; advertising services, namely, assisting retailers with the selling of advertising space on point of sale receipts, emails, text messages, and other forms of consumer communications, and tracking purchasing behavior resulting from such advertising

RECEIPT AND RESPOND	Mexico	875037	8/13/2007	35	Providing stored value programs, namely, providing stored value gift cards and pre-paid cards; advertising services, namely, assisting retailers with the selling of advertising space on point of sale receipts and tracking purchasing behavior resulting from such advertising; advertising services, assisting retailers with the selling of advertising space on point of sale receipts, emails, text messages and other forms of consumer communications, and tracking purchasing behavior resulting from such advertising.

RECEIPT AND RESPOND	Mexico	875036	8/13/2007	36	Payment and transaction processing services; credit card services; credit card transaction processing services; debit card services; debit cards transaction processing services; check processing services; financial services, namely providing on-line stored value accounts in an electronic environment; issuing a stored value cards; financial services, namely operating and account-based system to process and support consumer, merchant, and corporate payment program transactions.

RECEIPT AND RESPOND	United States	77/105,521	2/12/2007	35, 36

Class 35: Providing loyalty and incentive programs to promote the sale of products and services of others; advertising services, namely, assisting retailers with customer loyalty and incentive programs by assisting with the sale of advertising space on point of sale receipts, emails, text messages and other consumer communications; advertising services, namely, tracking customer loyalty data and purchasing behavior resulting from such advertising

Class 36: Payment and transaction processing services; credit card services; credit card transaction processing services; debit card services; debit card transaction processing services; providing stored value programs; financial services, namely, providing on-line stored value accounts in an electronic environment; issuing stored value cards; financial services, namely, operating an account-based system to process and support consumer, merchant, and corporate payment program transactions.

SIMPLYLOYALTY	Australia	1230158	3/14/2008	35, 36

Class 35: Advertising; business management; business administration; office functions; providing loyalty and incentive programs to promote the sale of products and services of others

Class 36: Insurance; financial affairs; monetary affairs; real estate affairs; payment and transaction processing services; credit card services; credit card transaction processing services; debit card services; debit card transaction processing services; providing stored value programs; financial services, namely providing on-line stored value accounts in an electronic environment; issuing stored value cards; financial services, namely operating an account-based system to process and support consumer, merchant, and corporate payment program transactions

SIMPLYLOYALTY	Canada	1387548	3/14/2008			35, 36

(1) Providing loyalty and incentive programs to promote the sale of products and services of others.

(2) Payment and transaction processing services; credit card services; credit card transaction processing services; debit card services; debit card transaction processing services; providing stored value programs; financial services, namely providing on-line stored value accounts in an electronic environment; issuing stored value cards; financial services, namely operating an account-based system to process and support consumer, merchant, and corporate payment program transactions

SIMPLYLOYALTY	Mexico	921102	3/14/2008	1081464	3/14/2008	35

SIMPLYLOYALTY	Mexico	921104	3/14/2008			36

SIMPLYLOYALTY	United States	77/279,494	9/14/2007			35, 36

Class 35: Providing loyalty and incentive programs to promote the sale of products and services of others

Class 36: Payment and financial transaction processing services; credit card services; credit card transaction processing services; debit card services; debit card transaction processing services; providing stored value programs in the nature of recording, storing and redeeming reward currency in various forms; financial services, namely, providing on-line stored value accounts in an electronic environment; issuing stored value cards; financial services, namely, operating an account-based system to process and support consumer, merchant, and corporate payment program transactions

SINGLE SWIPE	Canada	1243487	1/13/2005			35, 36

(1) Develop, implement and manage contests, stored value programs, marketing programs and incentive award programs to promote the sale of products and services of others and consulting services for the same.

(2) Payment and transaction processing services; credit card services; credit card transaction processing services; debit card services; debit card transaction processing services; check processing services; financial services, namely providing on-line stored value accounts in an electronic environment; issuing stored value cards; processing stored value cards; financial services, namely operating an account-based system to process and support consumer, merchant and corporate payment program transactions

SINGLE SWIPE	Mexico	698948	1/27/2005			35

SINGLE SWIPE	Mexico	698947	1/27/2005			36

SINGLE SWIPE	United States	78/449,880	7/13/2004			35	Promoting the sale of the goods and services of others through promotional contests, the administration of incentive award programs, and arranging and conducting marketing promotional events for others

SINGLE SWIPE	United States	78/449,881	7/13/2004	3,604,275	4/7/2009	36	Bill payment services; banking and financial services, namely, credit card transaction processing services; credit card services; credit card transaction processing services; debit card services; debit card transaction processing services ;check processing services; financial services, namely, providing on-line stored value accounts in an electronic environment; issuing stored value cards; processing stored value cards; financial services, namely, operating an account-based system to process and support consumer, merchant, and corporate payment program transactions

THE TECHNOLOGY BEHIND STORED VALUE	United States	78/334,731	12/1/2003	3,077,452	4/4/2006	35, 36

Class 35: Providing loyalty and incentive programs to promote the sale of products and services of others

Class 36: Payment and transaction processing services; credit card services; credit card transaction processing services; debit card services; debit card transaction processing services; check processing services; providing stored value programs; financial services, namely providing on-line stored value accounts in an electronic environment; issuing stored value cards; financial services, namely operating an account-based system to process and support consumer, merchant, and corporate payment program transactions

Copyrights and Copyright Applications

None.

Intellectual Property Licenses

None.

EXHIBIT B

(See Section 4.4 and 4.8 of Security Agreement)

AMENDMENT

This Amendment, dated                     ,         is delivered pursuant to Section [4.4][4.8] of the Security Agreement referred to below. All defined terms herein shall have the meanings ascribed thereto or incorporated by reference in the Security Agreement. The undersigned hereby certifies that the representations and warranties in Article III of the Security Agreement are and continue to be true and correct. The undersigned further agrees that this Amendment may be attached to that certain Pledge and Security Agreement, dated August 3, 2009, among the undersigned, as the Grantors, and JPMorgan Chase Bank, N.A., as the Administrative Agent, (the “Security Agreement”) and that the Collateral listed on Schedule I to this Amendment shall be and become a part of the Collateral referred to in said Security Agreement and shall secure all Secured Obligations referred to in said Security Agreement.

HEARTLAND PAYMENT SYSTEMS, INC.

By:
Name:
Title:

THE HEARTLAND PAYROLL COMPANY, L.L.C.

By:
Name:
Title:

DEBITEK, INC.

By:
Name:
Title:

HEARTLAND ACQUISITION, LLC

By:
Name:
Title:

SCHEDULE I TO AMENDMENT

STOCKS

Issuer	Certificate Number(s)	Number of Shares	Class of Stock	Percentage of Outstanding Shares

BONDS

Issuer	Number	Face Amount	Coupon Rate	Maturity

GOVERNMENT SECURITIES

Issuer	Number	Type	Face Amount	Coupon Rate	Maturity

OTHER SECURITIES OR OTHER INVESTMENT PROPERTY

(CERTIFICATED AND UNCERTIFICATED)

Issuer	Description of Collateral	Percentage Ownership Interest

[Add description of custody accounts or arrangements with securities intermediary, if applicable]

COMMERCIAL TORT CLAIMS

Description of Claim	Parties	Case Number; Name of Court where Case was Filed

EXHIBIT C

(See Section 7.20 of Security Agreement)

ADDITIONAL GRANTOR SUPPLEMENT

THIS ADDITIONAL GRANTOR SUPPLEMENT is made by the undersigned as of [                    , 200    ], and supplements the Pledge and Security Agreement dated as of August 3, 2009 (as the same may be amended, restated, supplemented or otherwise modified from time to time, including as supplemented by this Additional Grantor Supplement, the “Security Agreement”; capitalized terms used and not otherwise defined herein shall have the meanings given them in the Security Agreement), made by Heartland Payment Systems, Inc., a Delaware corporation, The Heartland Payroll Company, L.L.C., an Ohio limited liability company, and Debitek, Inc., a Delaware corporation (collectively, the “Existing Grantors”), in favor of the Secured Parties (as defined in the Security Agreement).

WITNESSETH:

WHEREAS, the Security Agreement provides that any Person that becomes a Guarantor in accordance with Section 5.09 of the Credit Agreement (as defined in the Security Agreement), although not a Grantor under the Security Agreement at the time of the initial execution thereof, may become a Grantor under the Security Agreement upon the delivery to the Administrative Agent of a supplement in substantially the form of this Additional Grantor Supplement; and

WHEREAS, the undersigned was not a Guarantor on the date of the Security Agreement and, therefore, was not a party to the Security Agreement but now desires to become a Grantor thereunder;

NOW, THEREFORE, the undersigned hereby agrees as follows:

The undersigned agrees to be bound by all of the provisions of the Security Agreement applicable to a Grantor thereunder and agrees that it shall, on the date this Additional Grantor Supplement is accepted by the Administrative Agent, become a Grantor, for all purposes of the Security Agreement to the same extent as if originally a party thereto with the representations and warranties contained therein being deemed to be made by the undersigned as of the date hereof. The undersigned agrees to be bound by all of the covenants and provisions in the Security Agreement applicable to a Grantor, and the undersigned grants to the Administrative Agent, for the benefit of the Secured Parties, a security interest in the entire right, title, and interest of the undersigned in and to all Collateral of such Grantor, as more fully set forth in Article II of the Security Agreement.

The undersigned and the Existing Grantors agree that Exhibit A attached to this Amendment shall replace the corresponding exhibits in the Security Agreement and that the perfection certificate attached to this Amendment shall replace the Perfection Certificate referenced in the Security Agreement.

IN WITNESS WHEREOF, the undersigned has caused this Additional Grantor Supplement to be executed and delivered by a duly authorized officer on the date first above written.

[NAME OF GRANTOR]

By:
Name:
Title:

Address for Notices:

[	]
[	]
[	]
[	]

AGREED AND ACCEPTED:

HEARTLAND PAYMENT SYSTEMS, INC.

By:
Name:
Title:

THE HEARTLAND PAYROLL COMPANY, L.L.C.

By:
Name:
Title:

DEBITEK, INC.

By:
Name:
Title:

HEARTLAND ACQUISITION, LLC

By:
Name:
Title: